                                                                  EXHIBIT 10.10

                                CREDIT AGREEMENT



                                      Among


                       HYDROCHEM INDUSTRIAL SERVICES, INC.
                                  as Borrower,


                           THE FINANCIAL INSTITUTIONS
                         NAMED IN THIS CREDIT AGREEMENT
                                    as Banks,

                                       and

                           NATIONSBANK OF TEXAS, N.A.,
                             as Agent for the Banks



                                   $25,000,000



                                December 31, 1997

                                TABLE OF CONTENTS


ARTICLE 1.        DEFINITIONS AND ACCOUNTING TERMS.......................................................1
         1.1      Certain Defined Terms..................................................................1
         1.2      Computation of Time Periods...........................................................17
         1.3      Accounting Terms; Preparation of Financials...........................................17
         1.4      Types.................................................................................18
         1.5      Interpretation........................................................................18

ARTICLE 2.        CREDIT FACILITIES.....................................................................19
         2.1      Revolving Loan Facility...............................................................19
         2.2      Letter of Credit Facility.............................................................23
         2.3      Fees..................................................................................26
         2.4      Interest..............................................................................27
         2.5      Breakage Costs........................................................................30
         2.6      Increased Costs.......................................................................30
         2.7      Illegality............................................................................31
         2.8      Market Failure........................................................................31
         2.9      Payment Procedures and Computations...................................................32
         2.10     Taxes.................................................................................34

ARTICLE 3.        CONDITIONS PRECEDENT..................................................................35
         3.1      Conditions Precedent to Initial Extensions of Credit..................................35
         3.2      Conditions Precedent to Each Extension of Credit......................................36

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES........................................................36
         4.1      Organization..........................................................................36
         4.2      Authorization.........................................................................36
         4.3      Enforceability........................................................................37
         4.4      Absence of Conflicts and Approvals....................................................37
         4.5      Investment Companies..................................................................37
         4.6      Public Utilities......................................................................37
         4.7      Financial Condition...................................................................37
         4.8      Condition of Assets...................................................................38
         4.9      Litigation............................................................................38
         4.10     Subsidiaries..........................................................................38
         4.11     Laws and Regulations..................................................................38




          4.12     Environmental Compliance..............................................................38
          4.13     ERISA.................................................................................39
          4.14     Taxes.................................................................................39
          4.15     Authorization and Approvals...........................................................39
          4.16     Margin Regulations....................................................................39
          4.17     True and Complete Disclosure..........................................................39
          4.18     Permits, Licenses, etc................................................................40

ARTICLE 5.         COVENANTS.............................................................................40
          5.1      Organization..........................................................................40
          5.2      Reporting.............................................................................40
          5.3      Inspection............................................................................42
          5.4      Use of Proceeds.......................................................................42
          5.5      Financial Covenants...................................................................43
          5.6      Debt..................................................................................44
          5.7      Liens.................................................................................44
          5.8      Other Obligations.....................................................................44
          5.9      Corporate Transactions................................................................44
          5.10     Distributions.........................................................................45
          5.11     Transactions with Affiliates..........................................................46
          5.12     Insurance.............................................................................46
          5.13     Investments...........................................................................46
          5.14     Lines of Business.....................................................................46
          5.15     Compliance with Laws..................................................................46
          5.16     Environmental Compliance..............................................................46
          5.17     ERISA Compliance......................................................................47
          5.18     Payment of Certain Claims.............................................................47
          5.19     Subsidiaries..........................................................................47
          5.20     Agreements Restricting Liens and Distributions........................................48
          5.21     Amendments to Senior Subordinated Notes...............................................48

ARTICLE 6.         DEFAULT AND REMEDIES..................................................................48
          6.1      Events of Default.....................................................................48
          6.2      Termination of Revolving Loan Commitments.............................................49
          6.3      Acceleration of Credit Obligations....................................................50
          6.4      Cash Collateralization of Letters of Credit...........................................50
          6.5      Default Interest......................................................................50
          6.6      Right of Setoff.......................................................................50




          6.7      Actions Under Credit Documents........................................................51
          6.8      Remedies Cumulative...................................................................51
          6.9      Application of Payments...............................................................51

ARTICLE 7.         THE AGENT AND THE ISSUING BANK........................................................52
          7.1      Authorization and Action..............................................................52
          7.2      Reliance, Etc.........................................................................52
          7.3      Affiliates............................................................................53
          7.4      Bank Credit Decision..................................................................53
          7.5      Expenses..............................................................................53
          7.6      Indemnification.......................................................................54
          7.7      Successor Agent and Issuing Bank......................................................54

ARTICLE 8.         MISCELLANEOUS.........................................................................55
          8.1      Expenses..............................................................................55
          8.2      Indemnification.......................................................................55
          8.3      Modifications, Waivers, and Consents..................................................56
          8.4      Survival of Agreements................................................................56
          8.5      Assignment and Participation..........................................................56
          8.6      Notice................................................................................59
          8.7      Choice of Law.........................................................................59
          8.8      Forum Selection.......................................................................59
          8.9      Service of Process....................................................................60
          8.10     Waiver of Jury Trial..................................................................60
          8.11     Counterparts..........................................................................60
          8.12     No Further Agreements.................................................................60


EXHIBITS

    Exhibit A       -      Form of Acquisition Certificate
    Exhibit B       -      Form of Assignment and Acceptance
    Exhibit C       -      Form of Borrowing Base and Compliance Certificate
    Exhibit D       -      Form of Continuation/Conversion Request
    Exhibit E       -      Form of Guaranty
    Exhibit F       -      Form of Revolving Loan Borrowing Request
    Exhibit G       -      Form of Revolving Loan Note
    Exhibit H       -      Closing Documents List
    Exhibit I       -      Form of Joinder Agreement



SCHEDULES

    Schedule I      -      Administrative Information (Borrower; Agent; Banks)
    Schedule II     -      Disclosures (Existing Debt and Existing Subsidiaries)

                                CREDIT AGREEMENT


         This Credit Agreement dated as of December 31, 1997, is among HydroChem Industrial Services, Inc., a Delaware corporation, as Borrower, the financial institutions named herein, as Banks, and NationsBank of Texas, N.A., as Agent for the Banks.

         The parties hereto agree as follows:

ARTICLE 1.   DEFINITIONS AND ACCOUNTING TERMS.

         1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition" means the direct or indirect purchase or acquisition, whether in one or more related transactions, of any Person or group of Persons or any related group of assets, liabilities, or securities of any Person or group of Persons, but excluding those acquisitions that constitute capital expenditures under GAAP.

         "Acquisition Certificate" means an acquisition certificate executed by a Responsible Officer of the Borrower in substantially the form of Exhibit A.

         "Adjusted Prime Rate" means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Rate in effect on such day plus 0.50%.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.

         "Agent" means NationsBank in its capacity as an agent pursuant to
Article 7 and any successor agent pursuant to Section 7.7.

         "Agreement" means this Credit Agreement.

         "Applicable Margin" means, with respect to interest rates and letter of credit fees and as of any date of its determination, an amount equal to the percentage amount per annum set forth in the table below opposite the applicable ratio of (a) the consolidated EBITDA of the Borrower as of the end of the fiscal quarter then most recently ended for the four fiscal quarters then most recently ended to (b) the consolidated Interest Charges of the Borrower as of the end of the fiscal quarter then most recently ended for the four fiscal quarters then most recently ended, as determined below:



EBITDA to Interest           Applicable Margin for      Applicable Margin for        Applicable Letter of
------------------           ---------------------      ---------------------        --------------------
Charges Ratio                LIBOR Tranches             Prime Rate Tranches          Credit Fees
-------------                --------------             -------------------          -----------
<  1.75                       2.00%                      0.25%                        2.00%
-
<  2.00 but > 1.75            1.75%                      0.00%                        1.50%
-
<  2.50 but > 2.00            1.50%                      0.00%                        1.25%
-
> .50                         1.25%                      0.00%                        1.00%


Beginning on the date of this Agreement, the foregoing ratio shall be deemed to be greater than 1.75 to 1.00 and less than or equal to 2.00 to 1.00 until receipt of the consolidated financial statements of the Borrower in accordance with Section 5.2(b). Upon the receipt of such financial statements and thereafter, the Agent shall periodically determine the Applicable Margin based upon the most recent financial statements of the Borrower dated as of the end of a fiscal quarter (including the fourth fiscal quarter) delivered to the Agent pursuant to Section 5.2(b) (and in the case of the fourth fiscal quarter of each fiscal year of the Borrower, subject to additional adjustment in accordance with the following paragraph based upon audited financial statements delivered pursuant to Section 5.2(a)).

Any such adjustments to the Applicable Margin shall become effective on the 45th day following the last day of each fiscal quarter (including the fourth fiscal quarter); provided that; any additional adjustments to the Applicable Margin shall be made on the 90th day following the last day of the fourth fiscal quarter of the Borrower; provided, further, that if such financial statements are not delivered when required hereunder, the Applicable Margin shall increase to the maximum percentage amount set forth in the table above from such 45th day following the last day of the applicable quarter until such financial statements are received by the Agent. Upon any change in the Applicable Margin, the Agent shall promptly notify the Borrower and the Banks of the new Applicable Margin.

         "Applicable Lending Office" means, with respect to each Bank and for any particular type of transaction, the office of such Bank set forth in
Schedule I to this Agreement (or in the applicable Assignment and Acceptance by which such Bank joined this Agreement) as its applicable lending office for such type of transaction or such other office of such Bank as such Bank may from time to time specify in writing to the Borrower and the Agent for such particular type of transaction.

         "Assignment and Acceptance" means an Assignment and Acceptance in substantially the form of Exhibit B executed by an assignor Bank, an assignee Bank, and the Agent, in accordance with Section 8.5.

         "Autoborrow Advance" means an advance made by NationsBank to the Borrower pursuant to the terms of the Autoborrow Agreement and evidenced by the Autoborrow Note.

         "Autoborrow Agreement" means the Autoborrow Service Agreement between the Borrower and NationsBank providing for a line of credit in an amount not to exceed $5,000,000.

         "Autoborrow Note" means the Promissory Note made by the Borrower payable to the order of NationsBank and issued pursuant to the terms of the Autoborrow Agreement.

         "Banks" means the lenders listed as Banks on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 8.5(b).

         "Borrower" means HydroChem Industrial Services, Inc., a Delaware corporation.

         "Borrower Account" means the principal operating account of Borrower with the Agent or any other account of Borrower with the Agent which is designated as Borrower's "Borrower Account" in writing by the Borrower to the Agent.

         "Borrowing Base" means, at any time, an amount equal to (a) 85% of the Borrower's consolidated Eligible Accounts at such time plus (b) 60% of the Borrower's consolidated Eligible Inventory at such time.

         "Borrowing Base and Compliance Certificate" means a borrowing base and compliance certificate executed by a Responsible Officer of the Borrower in substantially the form of Exhibit C.

         "Business Day" means any Monday through Friday during which commercial banks are open for business in Houston, Texas, Dallas, Texas, and, if the applicable Business Day relates to any LIBOR Tranche, on which dealings are carried on in the London interbank market.

         "Capital Expenditures" means, with respect to any Person and with respect to any period of its determination, the consolidated expenditures of such Person during such period that are required to be included in or are reflected by the consolidated property, plant, or equipment accounts of such Person, or any similar fixed asset or long term capitalized asset accounts of such Person, on the consolidated balance sheet of such Person in conformity with GAAP, but excluding in every instance those expenditures made in connection with an Acquisition.

         "Capital Leases" means, with respect to any Person, any lease of any property by such Person which would, in accordance with GAAP, be required by GAAP to be classified and accounted for as a capital lease on the balance sheet of such Person.

         "Change of Control" means, with respect to the Borrower, (a) a Change of Control as defined in the Indenture, (b) the direct or indirect acquisition after the date hereof by any Person or related Persons constituting a group of
(i) beneficial ownership of issued and outstanding shares of Voting Securities of the Borrower, the result of which acquisition is that such Person or such group possesses 50% or more of the combined voting power of all then-issued and outstanding Voting Securities of the Borrower or (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors of the Borrower, or (c) the individuals who, at the beginning of any period of 12 consecutive months, constitute the Borrower's board of directors (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders entitled to vote thereon was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Borrower's board of directors then in office.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Commonly Controlled Entity" means, with respect to any Person, any other Person which is under common control with such Person within the meaning of Section 414 of the Code.

         "Continuation/Conversion Request" means a Continuation/Conversion Request in substantially the form of Exhibit D executed by a Responsible Officer of the Borrower and delivered to the Agent.

         "Credit Documents" means this Agreement, the Revolving Loan Notes, the Autoborrow Agreement, the Letter of Credit Documents, the Guaranty, the Interest Hedge Agreements, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

         "Credit Obligations" means all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower to the Agent and the Banks (or with respect to the Interest Hedge Agreements, any Affiliates of the Banks) under this Agreement, the Autoborrow Agreement, the Revolving Loan Notes, the Letter of Credit Documents, and the other Credit Documents and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations.

         "Credit Parties" means the Borrower and the Guarantors.

         "Debt" means, with respect to any Person, without duplication, (a) indebtedness of such Person for borrowed money, which under GAAP is shown on the balance sheet as a liability (excluding reserves for deferred income taxes, deferred pension liability, trade and other accounts payable, and other deferred revenue, deferred expenses and reserves); (b) obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and which constitute liabilities under GAAP; (c) obligations of such Person to pay the deferred purchase price of property or services (other than trade debt and normal operating liabilities incurred in the ordinary course of business) and which constitute liabilities under GAAP; (d) obligations of such Person as lessee under Capital Leases; (e) obligations of such Person under any swap, hedge, cap, collar or similar agreement; (f) obligations of such Person under or relating to letters of credit, guaranties, purchase agreements, endorsements, or other creditor assurances assuring a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) of this definition (other than endorsements of negotiable instruments for collection in the ordinary course of business and other contractual commitments), whether direct or indirect in connection with obligations, stock, or dividends of any Person; and (g) nonrecourse indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) of this definition secured by any Lien on or in respect of any property of such Person, whether or not the indebtedness or obligations secured thereby shall have been assumed. For the purposes of determining the amount of any Debt, the amount of any Debt described in clause (f) of the definition of Debt shall be valued at the maximum amount of the contingent liability thereunder, and the amount of any Debt described in clause (g) that is not covered by clause (f) shall be valued at the lesser of the amount of the Debt secured or the book value of the property securing such Debt.

         "Debt Service" means, for any period of its determination, the sum of
(a) scheduled principal payments on long term Debt during such period plus (b) Interest Charges accrued during such period.

         "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means, with respect to any amount due hereunder, a per annum interest rate equal to (a) if such amount is either outstanding principal accruing interest based upon a rate established elsewhere in this Agreement or accrued but unpaid interest thereon, the sum of (i) the interest rate established elsewhere in this Agreement from time to time for such principal amount, including any applicable margin, plus (ii) 2.00% per annum or (b) in all other cases, the Adjusted Prime Rate in effect from time to time plus the Applicable Margin for Prime Rate Tranches in effect from time to time plus 2.00% per annum.

         "Derivatives" means any swap, hedge, cap, collar, or similar arrangement providing for the exchange of risks related to price changes in any commodity, including money.

         "Dollars or $" means lawful money of the United States of America.

         "EBIT" means, with respect to any Person and for any period of its determination, the consolidated net income of such Person for such period, plus the consolidated interest expense, income taxes, and minus any interest income and extraordinary gains of such Person for such period and included in the calculation of consolidated net income.

         "EBITDA" means, with respect to any Person and for any period of its determination, the EBIT of such Person for such period, plus the consolidated depreciation and amortization of such Person for such period.

         "Eligible Accounts" means, with respect to any Person and as of any date of its determination by the Agent, the accounts receivable of such Person which are reflected on the balance sheet of such Person as of such date in accordance with GAAP, excluding, however:

                  (a) accounts receivable which are not "accounts" as such term is defined in the Texas Business & Commerce Code (including those represented by any promissory note, trade acceptance, chattel paper, draft, or other instrument);

                  (b) accounts receivable which did not arise from an enforceable order or contract for the absolute and final sale of the inventory or services of the Person, or accounts receivable for which the sales or services have not been fully performed in the ordinary course of business of the Person;

                  (c) all accounts receivable from any account debtor that has 20% or more of its accounts receivable to such Person past due more than 90 days after the date of the invoices that generated such accounts receivable; provided, however, that if an account debtor has multiple locations to which the Borrower submits its invoices for payment, then, with respect to such an account debtor, the test set forth in this clause (c) shall not be calculated with respect to such account debtor based on the total accounts receivable due from such account debtor but shall instead be calculated separately with respect to the accounts receivable which shall be due from each such location that is administratively distinctive in terms of the decision to approve invoices for payment;

                  (d) any accounts receivable that are past due more than 90 days after the date of the invoice that generated such accounts receivable;

                  (e) accounts receivable which are subject to any contest or offset, including contra accounts, or which have been disputed;

                  (f) accounts receivable which were not generated in an arm's length transaction or are accounts receivable from any Affiliate of the Person;

                  (g) accounts receivable from a foreign Person which are not supported by a letter of credit approved by the Agent in writing; and

                  (h) accounts receivable which are otherwise unacceptable as collateral as determined by the Agent according to the policies of the Agent.

         "Eligible Inventory" means, with respect to any Person and as of any date of its determination by the Agent, the inventory of such Person which is reflected on the balance sheet of such Person as of such date in accordance with GAAP, excluding, however:

                  (a) inventory of such Person out on consignment, inventory held by such Person on consignment, and inventory which is not "inventory" as such term is defined in the Texas Business & Commerce Code;

                  (b) inventory not produced by such Person unless purchased from a supplier which was not an Affiliate of the Person; and

                  (c) inventory which is otherwise unacceptable as collateral as determined by the Agent according to the policies of the Agent.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Eligible Assignee" means, with respect to any assignment hereunder at the time of such assignment, any commercial bank organized under the laws of the United States or any of the countries parties to the Organization for Economic Cooperation and Development or any political subdivision of any thereof which has primary capital (or its equivalent) of not less than $250,000,000, is approved by the Agent, and, so long as no Event of Default exists, is approved by the Borrower, in either case, such approval not to be unreasonably withheld.

         "Environmental Law" means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements now or hereafter in effect relating to the pollution, destruction, loss, or injury of the environment, the presence of any contaminant in the environment, the protection, cleanup, remediation, or restoration of the environment, the creation, handling, transportation, use, or disposal of any waste product in the environment, exposure of persons to any contaminant, waste, or hazardous substance in the environment, and the health and safety of employees in relation to their environment.

         "Event of Default" has the meaning specified in Section 6.1.

         "Federal Funds Rate" means, for any period, a fluctuating per annum interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

         "Financial Statements" means (a) the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1996, and the related consolidated statements of income, cash flow, and retained earnings of the Borrower and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, and (b) the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1997, and the related consolidated statements of income, cash flow, and retained earnings of the Borrower and its consolidated Subsidiaries for the three months and nine months then ended, copies of which have been furnished to the Agent.

         "Funded Debt" means, with respect to any Person, without duplication,
(a) indebtedness of such Person for borrowed money, which under GAAP is shown on the balance sheet as a liability (excluding reserves for deferred income taxes, deferred pension liability, trade and other accounts payable, and other deferred revenues and expenses and reserves); (b) obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and which constitute liabilities under GAAP; (c) obligations of such Person to pay the deferred purchase price of property or services (other than trade debt and normal operating liabilities incurred in the ordinary course of business) and which constitute liabilities under GAAP; (d) obligations of such Person as lessee under Capital Leases; and (e) obligations of such Person under or relating to letters of credit, guaranties, purchase agreements, endorsements, or other creditor assurances assuring a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) of this definition (other than endorsements of negotiable instruments for collection in the ordinary course of business and other contractual commitments), whether direct or indirect in connection with obligations, stock, or dividends of any Person.

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority, instrumentality, bureau, or court having jurisdiction over any Bank, the Borrower, or the Borrower's Subsidiaries or any of their respective properties.

         "Guarantors" means (a) the Subsidiaries of the Borrower that have executed the Guaranty in connection with the execution of this Agreement and (b) any future Subsidiaries of the Borrower that join the Guaranty pursuant to
Section 5.19.

         "Guaranty" means the Guaranty dated as of December 31, 1997, made by the Subsidiaries of the Borrower in favor of the Agent for the benefit of the Agent, the Banks, and the Issuing Bank, guaranteeing the Credit Obligations, in substantially the form of Exhibit E.

         "Hazardous Materials" means any substance or material identified as a hazardous substance pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended and as now or hereafter in effect; any substance or material regulated as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended and as now or hereafter in effect; and any substance or material designated as a hazardous substance or hazardous waste pursuant to any other Environmental Law.

         "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to the relevant Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. The maximum lawful rate under this Agreement shall be the weekly indicated rate ceiling under Article 5069-1.04 of the Texas Revised Civil Statutes, as amended, unless any other lawful rate ceiling exceeds the rate ceiling so determined, and then the higher rate ceiling shall apply.

         "Indenture" means the Indenture dated as of August 1, 1997 among the Borrower, Norwest Bank, Minnesota, N.A. as Trustee, and HydroChem International, Inc. as guarantor.

         "Interest Charges" means, with respect to any Person and for any period of its determination, the consolidated interest expense of such Person during such period plus its capitalized interest during such period, but without adjustment for its interest income during such period determined in accordance with GAAP.

         "Interest Hedge Agreements" means any swap, hedge, cap, collar, or similar arrangement between the Borrower and any Bank (or any Affiliate of any Bank or such other Person that has been approved by the Agent) providing for the exchange of risks related to price changes in the interest rate on the Senior Subordinated Notes under the Indenture or on the Revolving Loan Advances under this Agreement.


         "Interest Period" means, with respect to each LIBOR Tranche, the period commencing on the date of such LIBOR Tranche and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower may select in the applicable Revolving Loan Borrowing Request or Continuation/Conversion Request (unless there shall exist any Default or Event of Default, in which case the Borrower may select only one month Interest Periods); provided, however, that:

         (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

         (b) any Interest Period which begins on the last Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

         (c) the Borrower may not, without the consent of the Agent and the Banks, select an Interest Period for any LIBOR Tranche which ends after the Revolving Loan Maturity Date.

         "Issuing Bank" means NationsBank and any successor issuing bank pursuant to Section 7.7.

         "LIBOR" means, for any LIBOR Tranche for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Tranche for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "LIBOR Tranche" shall mean any Tranche which bears interest based upon the LIBOR, as determined in accordance with Section 2.4.

         "Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations G, T, U, and X.

         "Letter of Credit" means any commercial or standby letter of credit issued by the Issuing Bank for the account of the Borrower pursuant to the terms of this Agreement.

         "Letter of Credit Application" means the Issuing Bank's standard form letter of credit application for either a commercial or standby letter of credit, as the case may be, which has been executed by a Borrower and accepted by the Issuing Bank in connection with the issuance of a Letter of Credit.

         "Letter of Credit Application Amendment" means the Issuing Bank's standard form application to amend a letter of credit for either a commercial or standby letter of credit, as the case may be, which has been executed by a Borrower and accepted by the Issuing Bank in connection with the increase or extension of a Letter of Credit.

         "Letter of Credit Collateral Account" means a special cash collateral account pledged to the Agent containing cash deposited pursuant to Sections 2.2(d) or 6.4 to be maintained with the Agent in accordance with Section 2.2(g).

         "Letter of Credit Documents" means all Letters of Credit, Letter of Credit Applications, Letter of Credit Application Amendments, and agreements, documents, and instruments entered into in connection with or relating thereto.

         "Letter of Credit Exposure" means, as of any date of its determination, the aggregate outstanding undrawn amount of Letters of Credit plus (without duplication) the aggregate of the reimbursement obligations of the Borrower under the Letter of Credit Applications and this Agreement.

         "Letter of Credit Sublimit" means $10,000,000.

         "Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance, or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including any title retention for such purposes under any conditional sale agreement, any Capital Lease, or any other title transfer or retention agreement).

         "Majority Banks" means, at any time, Banks holding more than 662/3% of the then aggregate unpaid principal amount of the Revolving Loan Notes held by the Banks and the Letter of Credit Exposure of the Banks at such time; provided that if no such principal amount or Letter of Credit Exposure is then outstanding, "Majority Banks" shall mean Banks having more than 662/3% of the aggregate amount of the Revolving Loan Commitments at such time.

         "Material Adverse Change" means any material adverse change in the business, operations, or financial condition of the Borrower and its Subsidiaries on a consolidated basis.

         "NationsBank" means NationsBank of Texas, N.A., in its individual capacity.

         "Net Worth" means, with respect to any Person and as of any date of its determination, the excess of (a) the assets of such Person on such date over (b) the liabilities of such Person on such date determined in accordance with GAAP.

         "PBGC" means Pension Benefit Guaranty Corporation or its successor.

         "Permitted Debt" means all of the following Debt:

         (a) Debt in the form of the Credit Obligations;

         (b) Debt existing at the date of this Agreement as set forth on
Schedule II;

         (c) the Senior Subordinated Notes (and guaranties executed by the Borrower's Subsidiaries with respect to such Senior Subordinated Notes);

         (d) intercompany Debt between the Borrower and (i) any of the Guarantors or (ii) any Subsidiary that has had at least 66-2/3% of its capital stock pledged to the Agent for the benefit of the Banks pursuant to Section 5.19, in each case subordinated on terms acceptable to the Agent and Majority Banks;

         (e) Debt constituting purchase money debt incurred with respect to the purchase and construction of real property in an aggregate outstanding principal amount not to exceed $8,500,000;

         (f) Debt constituting purchase money debt incurred with respect to the purchase of equipment and obligations under Capital Leases in an aggregate outstanding principal amount for all such Debt under this clause (e) not to exceed $5,000,000; and

         (g) Debt under any Interest Hedge Agreement.

         "Permitted Investments" means all of the following investments:

         (a) investments in (i) wholly-owned Subsidiaries of the Borrower and
(ii) Persons other than wholly-owned Subsidiaries of the Borrower made in connection with Acquisitions that have been approved by the Majority Banks, but no further investments therein unless such further investments have been approved by the Majority Banks;

         (b) current investments in the form of loans, guaranties, open accounts, and other extensions of trade credit in the ordinary course of business;

         (c) investments in commercial paper and bankers' acceptances maturing in twelve months or less from the date of issuance and which, at the time of acquisition, are rated A-2 or better by Standard & Poor's Corporation and P-2 or better by Moody's Investors Services, Inc.;

         (d) investments in direct obligations of the United States of America, or investments in any Person which investments are guaranteed by the full faith and credit of the United States, in either case maturing in twelve months or less from the date of acquisition thereof and repurchase agreements having a term of less than one year and fully collateralized by such obligations which are entered into with banks or trust companies described in clause (e) below or brokerage companies having net worth in excess of $250,000,000;

         (e) investments in time deposits or certificates of deposit maturing within one year from the date such investment is made, issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus, and undivided profits aggregating at least $250,000,000 or a foreign branch thereof and whose long-term certificates of deposit are, at the time of acquisition thereof, rated A-2 (or better) by Standard & Poor's Corporation or P-2 (or better) by Moody's Investors Services, Inc.;

         (f) investments in money market funds which invest solely in the types of investments described in paragraphs (c) through (d) above; and

         (g) investments in any Person by HydroChem International, Inc. consisting of a contribution of its assets located in Singapore and having a fair market value at the time of contribution not in excess of $2,500,000.

In valuing any investments for the purpose of applying the limitations set forth in this Agreement, such investments shall be taken at the original cost thereof (but without reduction for any subsequent appreciation or depreciation thereof) less any amount actually repaid or recovered on account of capital or principal (but without reduction for any offsetting investments made by the investee in the investor). For purposes of this Agreement, at any time when a Person becomes a Subsidiary of the Borrower, all investments of such Person at the time of acquisition shall be deemed to have been made by such Person at such time.

         "Permitted Liens" means all of the following Liens:

         (a) Liens securing the Credit Obligations;

         (b) Liens securing purchase money debt or Capital Leases permitted under clauses (e) and (f) of the definition of Permitted Debt provided that no such Lien is spread to cover any property not purchased or leased in connection with the incurrence of such Debt;

         (c) Liens arising in the ordinary course of business which are not incurred in connection with the borrowing of money, the obtaining of advances or credit, or payment of legal judgments and which do not materially detract from the value of any Restricted Entity's assets or materially interfere with any Restricted Entity's business, including such (i) Liens for taxes, assessments, or other governmental charges or levies; (ii) Liens in connection with worker's compensation, unemployment insurance, or other social security, old age pension, or public liability obligations; (iii) Liens in the form of legal or equitable encumbrances deemed to exist by reason of negative pledge covenants and other covenants or undertakings of like nature otherwise permitted by this Agreement;
(iv) Liens in the form of vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction, or other like Liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any property; and (v) Liens in the form of zoning restrictions, easements, licenses, and other restrictions on the use of real property or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the applicable Restricted Entity or the value of such property; and

         (d) Liens described on Schedule II (Disclosure Schedules) attached hereto.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

         "Plan" means any (a) employee medical benefit plan under Section 3(1) of ERISA, (b) employee pension benefit plan under Section 3(2) of ERISA, (c) multiemployer plan under Section 4001(a)(3) of ERISA, and (d) employee account benefit plan under Section 3(2) of ERISA.

         "Prime Rate" means, for any day, the fluctuating per annum interest rate in effect on such day equal to the rate of interest publicly announced by the Agent as its prime rate, whether or not the Borrower has notice thereof.

         "Prime Rate Tranche" means any Tranche which bears interest based upon the Adjusted Prime Rate, as determined in accordance with Section 2.4.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "ratable share" or "pro rata share" means, with respect to any Bank and as of any date of its determination, either (a) the ratio of such Bank's Revolving Loan Commitment at such time to the aggregate Revolving Loan Commitments at such time or (b) if the Revolving Loan Commitments have been terminated, the ratio of such Bank's aggregate outstanding Revolving Loan Advances and share of the Letter of Credit Exposure at such time to the aggregate outstanding Revolving Loan Advances and Letter of Credit Exposure at such time.

         "Regulations G, T, U, and X" means Regulations G, T, U, and X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Related Parties" means, with respect to any Person, such Person's stockholders, directors, officers, employees, agents, Affiliates, successors, and assigns, and their respective stockholders, directors, officers, employees, and agents, and, with respect to any Person that is an individual, such Person's family relations and heirs.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Responsible Officer" means, with respect to any Person, such Person's Chief Executive Officer, President, Chief Financial Officer, Vice President of Corporate Development, Secretary,

Treasurer, or any other officer of such Person designated by any of the foregoing in writing from time to time.

         "Restricted Entities" means the Borrower and each Subsidiary of the Borrower.

         "Restricted Payment" means (a) the declaration or payment by any Person of any dividends; (b) the purchase, redemption, retirement, or other acquisition for value of any of its capital stock (or other ownership interest) now or hereafter outstanding, or any distribution of assets to its stockholders as such, whether in cash, assets, or obligations of such Person; (c) any allocation or other setting apart of any sum for the payment of any dividend or distribution on, or purchase, redemption, or retirement of, any shares of its capital stock (or other ownership interest); (d) any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock (or other ownership interest); or (e) any payment, prepayment, or redemption of any Subordinated Debt.

         "Revolving Loan" means the aggregate outstanding principal amount of the Revolving Loan Borrowings.

         "Revolving Loan Advance" means the outstanding principal from a Bank which represents such Bank's ratable share of a Revolving Loan Borrowing.

         "Revolving Loan Borrowing" means any aggregate amount of principal advanced on the same day and pursuant to the same Revolving Loan Borrowing Request under the revolving loan facility created in Section 2.1.

         "Revolving Loan Borrowing Request" means a Revolving Loan Borrowing Request in substantially the form of Exhibit F executed by a Responsible Officer of the Borrower and delivered to the Agent.

         "Revolving Loan Commitment" means, for any Bank, the amount set forth below such Bank's name on the signature pages of this Agreement as its Revolving Loan Commitment, or if such Bank has entered into any Assignment and Acceptance since the date of this Agreement, as set forth for such Bank as its Revolving Loan Commitment in the Register maintained by the Agent pursuant to Section 8.5(c), in each case as such amount may be terminated pursuant to Section 6.2.

         "Revolving Loan Maturity Date" means December 31, 2000.

         "Revolving Loan Note" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit G, evidencing the indebtedness of the Borrower to such Bank resulting from Revolving Loan Advances made by such Bank to the Borrower.

         "Senior Subordinated Notes" means the 103/8% Series B Senior Subordinated Notes due August 1, 2007, issued pursuant to the Indenture.

         "Subordinated Debt" means (a) the Senior Subordinated Notes and (b) any other Debt issued by the Borrower that (i) is debt for borrowed money, (ii) is unsecured, (iii) has no recourse to any of the Subsidiaries of the Borrower (whether through a guaranty executed by any such Subsidiary, a pledge of assets by such Subsidiary or otherwise), (iv) does not amortize and has a maturity no earlier than the Revolving Loan Maturity Date, and (v) is subordinated on terms that are acceptable to the Agent and the Majority Banks.

         "Subsidiary" means, with respect to any Person, any other Person, a majority of whose outstanding Voting Securities (other than directors' qualifying shares) shall at any time be owned by such Person or one or more Subsidiaries of such person.

         "Tranche" means any tranche of principal outstanding under the Revolving Loan accruing interest on the same basis whether created in connection with new advances of principal under the Revolving Loan pursuant to Section 2.4(a)(i) or by the continuation or conversion of existing tranches of principal under the Revolving Loan pursuant to Section 2.4(a)(ii) and shall include any Prime Rate Tranche or LIBOR Tranche.

         "Type" has the meaning set forth in Section 1.4.

         "Voting Securities" means (a) with respect to any corporation, any capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation, (b) with respect to any partnership, any partnership interest having general voting power under ordinary circumstances to elect the general partner or other management of the partnership, and (c) with respect to any other Person, such ownership interests in such Person having general voting power under ordinary circumstances to elect the management of such Person, in each case irrespective of whether at the time any other class of stock, partnership interests, or other ownership interest might have special voting power or rights by reason of the happening of any contingency.

         1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

         1.3 Accounting Terms; Preparation of Financials.

                  (a) All accounting terms, definitions, ratios, and other tests described herein shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the financial statements, except as expressly set forth in this Agreement.

                  (b) The Restricted Entities shall prepare their financial statements in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Financial Statements, unless otherwise approved in writing by the Agent.

                  (c) The Restricted Entities shall prepare all proforma financial statements reflecting Acquisitions in accordance with the requirements established by the Securities and Exchange Commission for acquisition accounting for reported acquisitions by public companies, whether or not the applicable Acquisitions are required to be publicly reported, and applying such requirements to make such proforma financial statements reflect the accounting procedures used in the preparation of the regular financial statements of the Restricted Entities unless otherwise approved in writing by the Agent.

         1.4 Types. The "Type" of a Tranche refers to the determination whether such tranche is a LIBOR Tranche or a Prime Rate Tranche.

         1.5 Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." The word "or" shall mean "and/or" wherever necessary to prevent interpretation of any provision against the Agent or the Banks. Whenever the Borrower has an obligation under this Agreement and the Credit Documents, the expense of complying with that obligation shall be an expense of the Borrower unless otherwise specified. Whenever any determination is to be made by the Agent or any Bank, such determination shall be in such Person's sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement and the Credit Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement and the Credit Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement and the Credit Documents, and the remaining provisions shall remain in full force and effect. This Agreement and the Credit Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. In the event of a conflict between this Agreement and any other Credit Documents, this Agreement shall control.

ARTICLE 2.        CREDIT FACILITIES.

         2.1      Revolving Loan Facility.

                  (a) (i) Revolving Loan Commitments. Each Bank severally agrees, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.4, to make Revolving Loan Advances to the Borrower as such Bank's ratable share of Revolving Loan Borrowings requested by the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Revolving Loan Maturity Date; provided that (i) the aggregate outstanding principal amount of Revolving Loan Advances made by such Bank plus such Bank's ratable share of the Letter of Credit Exposure shall not exceed such Bank's Revolving Loan Commitment and (ii) the aggregate outstanding principal amount of the Revolving Loan plus the Letter of Credit Exposure plus the aggregate outstanding principal amount of the Autoborrow Advances shall not exceed the aggregate Commitments. Revolving Loan Borrowings must be made in an amount equal to or greater than (A) with respect to Revolving Loan Advances bearing interest based on the Prime Rate, $100,000 and in integral multiples of $100,000 in excess thereof and (B) with respect to Revolving Loan Advances bearing interest based on LIBOR, $300,000 and in integral multiples of $100,000 in excess thereof. Within the limits expressed in this Agreement, the Borrower may from time to time borrow, prepay, and reborrow Revolving Loan Borrowings. The indebtedness of the Borrower to the Banks resulting from the Revolving Loan Advances made by the Banks shall be evidenced by Revolving Loan Notes made by the Borrower.

                      (ii) Reduction of Revolving Loan Commitments The Borrower shall have the right, upon at least 30 days' advance notice to the Agent, to reduce ratably in part or terminate in whole the Revolving Loan Commitments. Each such notice shall specify the amount of the termination or reduction and shall be irrevocable and binding on the Borrower. Partial reductions shall be in a minimum amount of $1,000,000 and be made in integral multiples of $1,000,000. In the event of any partial reduction, each Bank's Revolving Loan Commitment shall be reduced pro rata. The Revolving Loan Commitments cannot be reduced below the amount of the Revolving Loan plus the Letter of Credit Exposure plus the aggregate outstanding principal amount of the Autoborrow Advances. Any termination or reduction of the Revolving Loan Commitments pursuant to this
Section 2.1(a)(ii) shall be permanent, with no obligation of the Banks to reinstate such reduced or terminated Revolving Loan Commitments.

                  (b) Reimbursements for Autoborrow Advances. With respect to any Autoborrow Advance and in accordance with the related Autoborrow Agreement, the Borrower agrees to pay to NationsBank at the times required by the Autoborrow Agreement any amount due to NationsBank under the Autoborrow Agreement. If the Borrower does not pay any amount when due to NationsBank, in addition to any rights NationsBank may have under such Autoborrow Agreement,

NationsBank may upon written notice to the Agent request the satisfaction of such obligation by the making of a Revolving Loan Borrowing. Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Loan Borrowing in the amount of such obligation and the transfer of the proceeds thereof to NationsBank. Such Revolving Loan Borrowing shall be comprised of a Prime Rate Tranche. The Agent shall promptly forward notice of such Revolving Loan Borrowing to the Borrower and the Banks, and each Bank shall, in accordance with the procedures of Section 2.1(c), other than limitations on the size of Revolving Loan Borrowings, and notwithstanding the failure of any conditions precedent, make available such Bank's ratable share of such Revolving Loan Borrowing to the Agent, and the Agent shall promptly deliver the proceeds thereof to NationsBank for application to such Bank's share of the obligations under such Autoborrow Advance. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs NationsBank to make such requests for Revolving Loan Borrowings on behalf of the Borrower, and the Banks to make Revolving Loan Advances to the Agent for the benefit of NationsBank in satisfaction of such obligations. The Agent and each Bank may record and otherwise treat the making of such Revolving Loan Borrowings as the making of Revolving Loan Borrowings to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release the Borrower's obligations under the Autoborrow Agreement, but only to provide an additional method of payment therefor. The making of any Revolving Loan Borrowing under this Section 2.1(b) shall not constitute a cure or waiver of any Default or Event of Default caused by the Borrower's failure to comply with the provisions of this Agreement or the Autoborrow Agreement.

                  (c)      Method of Advancing

                           (i)      Each Revolving Loan Borrowing shall be made
pursuant to a Revolving Loan Borrowing Request given by the Borrower to the Agent in writing or by telecopy not later than the time required pursuant to
Section 2.4(a)(i) to select the interest rate basis for the Revolving Loan Borrowing. Each Revolving Loan Borrowing Request shall be fully completed and shall specify the information required therein, and shall be irrevocable and binding on the Borrower. If the Revolving Loan Borrowing Request is received by the Agent and has been correctly completed, the Agent shall promptly forward notice of the Revolving Loan Borrowing to the Banks. Each Bank shall, before 2:00 p.m. (local time at the Applicable Lending Office of the Agent) on the date of the requested Revolving Loan Borrowing, make available from its Applicable Lending Office to the Agent at the Agent's Applicable Lending Office, in immediately available funds, such Bank's ratable share of such Revolving Loan Borrowing. Subject to the satisfaction of all applicable conditions precedent, after receipt by the Agent of such funds, the Agent shall before close of business on the date requested for such Revolving Loan Borrowing make such Revolving Loan Borrowing available to the Borrower in immediately available funds at the Borrower Account.

                           (ii) Unless the Agent shall have received notice from
a Bank before the date of any Revolving Loan Borrowing that such Bank shall not make available to the Agent such Bank's ratable share of such Revolving Loan Borrowing, the Agent may assume that such Bank has made its ratable share of such Revolving Loan Borrowing available to the Agent on the date of such Revolving Loan Borrowing in accordance with paragraph (i) above and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its ratable share of such Revolving Loan Borrowing available to the Agent, such Bank agrees that it shall pay interest on such amount for each day from the date such amount is made available to the Borrower by the Agent until the date such amount is paid to the Agent by such Bank at the Federal Funds Rate in effect from time to time, provided that with respect to such Bank if such amount is not paid by such Bank by the end of the second day after the Agent makes such amount available to the Borrower, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the third day and shall remain at such increased rate thereafter. Interest on such amount shall be due and payable by such Bank upon demand by the Agent. If such Bank shall pay to the Agent such amount and interest as provided above, such amount so paid shall constitute such Bank's Revolving Loan Advance as part of such Revolving Loan Borrowing for all purposes of this Agreement even though not made on the same day as the other Revolving Loan Advances comprising such Revolving Loan Borrowing. In the event that such Bank has not repaid such amount by the end of the fifth day after such amount was made available to the Borrower, the Borrower agrees to repay to the Agent on demand such amount, together with interest on such amount for each day from the date such amount was made available to the Borrower until the date such amount is repaid to the Agent at the interest rate charged to the Borrower for such Revolving Loan Borrowing under the terms of this Agreement.

                           (iii) The failure of any Bank to make available its
ratable share of any Revolving Loan Borrowing shall not relieve any other Bank of its obligation, if any, to make available its ratable share of such Revolving Loan Borrowing. No Bank shall be responsible for the failure of any other Bank to honor such other Bank's obligations hereunder, including any failure to make available any funds as part of any Revolving Loan Borrowing.

                  (d)      Prepayment.

                           (i)   The Borrower may prepay the outstanding
principal amount of the Revolving Loan pursuant to written notice given by the Borrower to the Agent in writing or by telecopy not later than (A) 2:00 p.m. (local time at the Applicable Lending Office of the Agent) on the third Business Day before the date of the proposed prepayment, in the case of the prepayment of any portion of the Revolving Loan which is comprised of LIBOR Tranches, or (B) 12:00 noon (local time at the Applicable Lending Office of the Agent) on the same Business Day of the proposed prepayment, in the case of the prepayment of any portion of the Revolving Loan comprised solely of Prime Rate Tranches. Each such notice shall specify the principal amount and Tranches of the Revolving Loan which shall be prepaid, the date of the prepayment, and shall be irrevocable and binding on the Borrower. Prepayments of the Revolving Loan shall be made in an amount equal to (I) with respect to Revolving Loan Advances bearing interest based upon the Prime Rate, $100,000 and in integral multiples of $100,000 in excess thereof and (II) with respect to Revolving Loan Advances bearing interest based upon LIBOR, $300,000 and in integral multiples of $100,000 in excess thereof. If the prepayment would cause the aggregate outstanding principal amount of any LIBOR Tranche comprising all or any part of the Revolving Loan to be less than $300,000, or the aggregate outstanding principal amount of all Prime Rate Tranches comprising all or any part of the Revolving Loan to be less than $100,000, the prepayment must be in an amount equal to the entire outstanding principal amount of such LIBOR Tranche under the Revolving Loan or the entire outstanding principal amount of all Prime Rate Tranches under the Revolving Loan, as the case may be. Upon receipt of any notice of prepayment, the Agent shall give prompt notice of the intended prepayment to the Banks. For each such notice given by the Borrower, the Borrower shall prepay the Revolving Loan in the specified amount on the specified date as set forth in such notice. The Borrower shall have no right to prepay any principal amount of the Revolving Loan except as provided in this
Section 2.1(d)(i).

                           (ii)  If the aggregate outstanding principal
amount of the Revolving Loan plus the Letter of Credit Exposure plus the aggregate outstanding principal amount of the Autoborrow Advances exceeds either
(A) the aggregate Commitments or (B) the Borrowing Base, the Borrower shall prepay the Revolving Loan in an amount equal to such excess; provided that, if the Revolving Loan shall have been paid in full, the Borrower shall prepay the Autoborrow Advances until such Autoborrow Advances are paid in full and then, if any excess shall still exist, the Borrower shall deposit cash collateral with the Agent to secure the Letter of Credit Exposure in an amount equal to such remaining excess.

                           (iii) Each prepayment of principal of any LIBOR
Tranche under the Revolving Loan pursuant to this Section 2.1(c) shall be accompanied by payment of all accrued but unpaid interest on the principal amount prepaid and any amounts required to be paid pursuant to Section 2.5 (and specified by the Agent as owing) as a result of such prepayment.

                  (e) Repayment. The Borrower shall pay to the Agent for the ratable benefit of the Banks the aggregate outstanding principal amount of the Revolving Loan on the Revolving Loan Maturity Date.

         2.2      Letter of Credit Facility.

                  (a) Commitment for Letters of Credit. The Issuing Bank shall, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.4, issue, increase, and extend Letters of Credit at the request of the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Revolving Loan Maturity Date provided that (i) the Letter of Credit Exposure shall not exceed the Letter of Credit Sublimit and (ii) the aggregate outstanding principal amount of Revolving Loan Borrowings plus the Letter of Credit Exposure plus the aggregate outstanding principal amount of Autoborrow Advances shall not exceed the lesser of (A) the aggregate amount of the Revolving Loan Commitments and (B) the Borrowing Base. No Letter of Credit may have an expiration date later than 12 months after its issuance date, and each Letter of Credit which is self-extending beyond its expiration date must be cancelable upon at least 30 days notice given by the Issuing Bank to the beneficiary of such Letter of Credit. No Letter of Credit may have an expiration date later than the Revolving Loan Maturity Date unless approved by the Issuing Bank, the Agent, and the Banks. Each Letter of Credit must be in form and substance acceptable to the Issuing Bank. The indebtedness of the Borrower to the Issuing Bank resulting from Letters of Credit requested by the Borrower shall be evidenced by the Letter of Credit Applications made by the Borrower.

                  (b) Requesting Letters of Credit. Each Letter of Credit shall be issued, increased, or extended pursuant to a Letter of Credit Application or Letter of Credit Application Amendment, as applicable, given by the Borrower to the Issuing Bank in writing or by telecopy promptly confirmed in writing, such Letter of Credit Application or Letter of Credit Application Amendment being given not later than 2:00 p.m. (local time at the Applicable Lending Office of the Agent) on the third Business Day before the date of the proposed issuance, increase, or extension of the Letter of Credit. Each Letter of Credit Application or Letter of Credit Application Amendment shall be fully completed and shall specify the information required therein (including the proposed form of the Letter of Credit or change thereto), and shall be irrevocable and binding on the Borrower. If the Issuing Bank accepts the Letter of Credit Application or Letter of Credit Application Amendment, the Issuing Bank shall give prompt notice thereof to the Agent, and the Agent shall promptly inform the Banks of the proposed Letter of Credit or change thereto. Subject to the satisfaction of all applicable conditions precedent, the Issuing Bank shall before close of business on the date requested by the Borrower for the issuance, increase, or extension of such Letter of Credit issue, increase, or extend such Letter of Credit to the specified beneficiary. Upon the date of the issuance, increase, or extension of a Letter of Credit, the Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall be deemed to have purchased from the Issuing Bank a ratable participation in the related Letter of Credit or change thereto. The Issuing Bank shall notify the Agent of each Letter of Credit issued, increased, or extended and the date and amount of each Bank's participation in such Letter of Credit, and the Agent shall in turn notify the Banks.

                  (c) Reimbursements for Letters of Credit. With respect to any Letter of Credit and in accordance with the related Letter of Credit Application, the Borrower agrees to pay to the Issuing Bank on demand of the Issuing Bank any amount due to the Issuing Bank under such Letter of Credit Application (provided that fees due with respect to such Letter of Credit shall be payable as specified in Section 2.3(c)). If the Borrower does not pay upon demand of the Issuing Bank any amount due to the Issuing Bank under any Letter of Credit Application, in addition to any rights the Issuing Bank may have under such Letter of Credit Application, the Issuing Bank may upon written notice to the Agent request the satisfaction of such obligation by the making of a Revolving Loan Borrowing. Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Loan Borrowing in the amount of such obligation and the transfer of the proceeds thereof to the Issuing Bank. Such Revolving Loan Borrowing shall be comprised of a Prime Rate Tranche. The Agent shall promptly forward notice of such Revolving Loan Borrowing to the Borrower and the Banks, and each Bank shall, in accordance with the procedures of Section 2.1(c), other than limitations on the size of Revolving Loan Borrowings, and notwithstanding the failure of any conditions precedent, make available such Bank's ratable share of such Revolving Loan Borrowing to the Agent, and the Agent shall promptly deliver the proceeds thereof to the Issuing Bank for application to such Bank's share of the obligations under such Letter of Credit. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Issuing Bank to make such requests for Revolving Loan Borrowings on behalf of the Borrower, and the Banks to make Revolving Loan Advances to the Agent for the benefit of the Issuing Bank in satisfaction of such obligations. The Agent and each Bank may record and otherwise treat the making of such Revolving Loan Borrowings as the making of Revolving Loan Borrowings to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release the Borrower's obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor. The making of any Revolving Loan Borrowing under this Section 2.2(c) shall not constitute a cure or waiver of any Default or Event of Default caused by the Borrower's failure to comply with the provisions of this Agreement or any Letter of Credit Application.

                  (d) Prepayments of Letters of Credit. In the event that any Letters of Credit shall be outstanding or shall be drawn and not reimbursed after the Revolving Loan Maturity Date, the Borrower shall pay to the Agent an amount equal to the Letter of Credit Exposure allocable to such Letters of Credit to be held in the Letter of Credit Collateral Account and applied in accordance with paragraph (g) below.

                  (e) Obligations Unconditional. The obligations of the Borrower and each Bank under this Agreement and the Letter of Credit Applications to make payments as required to reimburse the Issuing Bank for draws under Letters of Credit and to make other payments due in respect of Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the Letter of Credit Applications under all circumstances, including: (i) any lack of validity or enforceability of any Letter of Credit Document; (ii) any amendment, waiver, or consent to departure from any Letter of Credit Document; (iii) the existence of any claim, set-off, defense, or other right which the Borrower or any Bank may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, or any other person or entity, whether in connection with the transactions contemplated in this Agreement or any unrelated transaction; (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower or any Bank in connection with the Letters of Credit or the Borrower's or such Bank's rights under paragraph (f) below.

                  (f) Liability of Issuing Bank. The Issuing Bank shall not be liable or responsible for: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency, or genuineness of documents related to Letters of Credit, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged; (iii) payment by the Issuing Bank against presentation of documents which do not strictly comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING BANK'S OWN NEGLIGENCE); except that the Issuing Bank shall be liable to the Borrower or any Bank to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Bank which the Borrower or such Bank proves were caused by (A) the Issuing Bank's gross negligence or willful misconduct in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) the Issuing Bank's willful failure to make or delay in making lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit.

                  (g)      Letter of Credit Collateral Account.

                           (i)      If the Borrower is required to deposit
funds in the Letter of Credit Collateral Account pursuant to Sections 2.2(d) or 6.4, then the Borrower and the Agent shall establish the Letter of Credit Collateral Account and the Borrower shall execute any documents and agreements, including the Agent's standard form assignment of deposit accounts, that the Agent requests in connection therewith to establish the Letter of Credit Collateral Account and grant the Agent a first priority security interest in such account and the funds therein. The Borrower hereby pledges to the Agent and grants the Agent a security interest in the Letter of Credit Collateral Account, whenever established, all funds held in the Letter of Credit Collateral Account from time to time, and all proceeds thereof as security for the payment of the Credit Obligations.

                           (ii) Funds held in the Letter of Credit Collateral
Account shall be held as cash collateral for obligations with respect to Letters of Credit and promptly applied by the Agent at the request of the Issuing Bank to any reimbursement or other obligations under Letters of Credit that exist or occur. To the extent that any surplus funds are held in the Letter of Credit Collateral Account above the Letter of Credit Exposure, during the existence of an Event of Default the Agent may (A) hold such surplus funds in the Letter of Credit Collateral Account as cash collateral for the Credit Obligations or (B) apply such surplus funds to any Credit Obligations in accordance with Section
6.9. If no Default exists, the Agent shall release to the Borrower at the Borrower's written request any funds held in the Letter of Credit Collateral Account above the amounts required by Section 2.2(d).

                           (iii) Funds held in the Letter of Credit Collateral
Account shall be invested in Cash Equivalents (as defined in the Indenture) maintained with, and under the sole dominion and control of, the Agent or in another investment if mutually agreed upon by the Borrower and the Agent (provided such investment is permitted by the Indenture), but the Agent shall have no other obligation to make any other investment of the funds therein. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

         2.3      Fees.

                  (a) Facility Fee. The Borrower shall pay the Agent for the ratable benefit of the Banks a facility fee in an amount equal to .30% multiplied by the aggregate Revolving Loan Commitments on the date of this Agreement less any deposit made in respect of such facility fee before the date of this Agreement. Such facility fee shall be due and payable within 90 days after the date of this Agreement.

                  (b) Unused Revolving Loan Commitment Fees. The Borrower shall pay to the Agent for the ratable benefit of the Banks an unused commitment fee in an amount equal to .25% per annum multiplied by the average daily amount by which (i) the aggregate amount of the Revolving Loan Commitments exceeds (ii) the aggregate outstanding principal amount of the Revolving Loan plus the aggregate outstanding principal amount of the Autoborrow Advances plus the Letter of Credit Exposure. The unused commitment fee shall commence to accrue upon the date of this Agreement and shall be due and payable in arrears on the last day of each calendar quarter and on the Revolving Loan Maturity Date.


                  (c) Fees for Letters of Credit. For each Letter of Credit issued by the Issuing Bank, the Borrower shall pay to the Agent for the ratable benefit of the Banks a letter of credit fee equal to the Applicable Margin for letter of credit fees per annum on the face amount of such Letter of Credit for the stated term of such Letter of Credit. In addition, for each Letter of Credit issued by the Issuing Bank and outstanding when any Person other than the Agent is a Bank, the Borrower shall pay to the Agent for the benefit of the Issuing Bank a fronting fee of 0.125% per annum on the face amount of such Letter of Credit for the stated term of such Letter of Credit. The Borrower shall pay such letter of credit fees for each Letter of Credit quarterly in arrears on the last day of each calendar quarter.

                  (d) Administrative Fees. The Borrower shall pay to the Agent a non-refundable administrative fee of $75,000, $15,000 of which has previously been paid prior to the date of this Agreement and the $60,000 balance of which is due and payable in immediately available funds on March 31, 1998.

         2.4      Interest.

                  (a) Election of Interest Rate Basis. The Borrower may select the interest rate basis for the Revolving Loan in accordance with the terms of this Section 2.4(a):

                           (i)      Under the Revolving Loan Borrowing Request
provided to the Agent in connection with the making of each Revolving Loan Borrowing, the Borrower shall select the amount and the Type of the Tranches, and for each LIBOR Tranche selected, any permitted Interest Period for each such LIBOR Tranche, which will comprise such Revolving Loan Borrowing, provided that (A) at no time shall there be more than four separate LIBOR Tranches outstanding and (B) each Tranche must be in a principal amount equal to or greater than (I) in the case of LIBOR Tranches, $300,000 and (II) in the case of Prime Rate Tranches, $100,000, and in each case, shall be made in multiples of $100,000 in excess thereof. Such interest rate elections must be provided to the Agent in writing or by telecopy not later than 1:00 p.m. (local time at the Applicable Lending Office of the Agent) on the third Business Day before the date of any proposed Revolving Loan Borrowing comprised of a LIBOR Tranche or 11:00 a.m. (local time at the Applicable Lending Office of the Agent) on the same day of any proposed Revolving Loan Borrowing comprised solely of a Prime Rate Tranche. The Agent shall promptly forward copies of such interest rate elections to the Banks. In the case of any Revolving Loan Borrowing comprised of a LIBOR Tranche, upon determination by the Agent, the Agent shall promptly notify the Borrower and the Banks of the applicable interest rate for such Tranche.

                           (ii)     With respect to any Tranche, the Borrower
may continue or convert any portion of any LIBOR Tranche or Prime Rate Tranche to form new LIBOR Tranches or Prime Rate Tranches in accordance with this paragraph. Each such continuation or conversion shall be deemed to create a new Tranche for all purposes of this Agreement. Each such continuation or conversion shall be made pursuant to a Continuation/Conversion Request given by the Borrower to the Agent in writing or by telecopy not later than 2:00 p.m. (local time at the Applicable Lending Office of the Agent) on the third Business Day before the date of the proposed continuation or conversion. Each Continuation/Conversion Request shall be fully completed and shall specify the information required therein, and shall be irrevocable and binding on the Borrower. The Agent shall promptly forward notice of the continuation or conversion to the Banks. In the case of any continuation or conversion into LIBOR Tranches, upon determination by the Agent, the Agent shall notify the Borrower and the Banks of the applicable interest rate. Continuations and conversions of Tranches shall be made in a minimum amount of $300,000 and in integral multiples of $100,000 in excess thereof. No continuation or conversion shall be permitted if such continuation or conversion would cause the aggregate outstanding principal amount of any LIBOR Tranche which would remain outstanding to be less than $300,000 or the aggregate outstanding principal amount of all Prime Rate Tranches which would remain outstanding to be less than $100,000. At no time shall there be more than four separate LIBOR Tranches outstanding. Any conversion of an existing LIBOR Tranche is subject to Section 2.5. Subject to the satisfaction of all applicable conditions precedent, the Agent and the Banks shall before close of business on the date requested by the Borrower for the continuation or conversion, make such continuation or conversion.

                           (iii) At the end of the Interest Period for any LIBOR
Tranche if the Borrower has not continued or converted such LIBOR Tranche into new Tranches as provided for in paragraph (ii) above, the Borrower shall be deemed to have converted such LIBOR Tranche to a Prime Rate Tranche. Each Prime Rate Tranche shall continue as a Prime Rate Tranche unless the Borrower converts such Prime Rate Tranche as provided for in paragraph (ii) above.

                  (b) LIBOR Tranches. Each LIBOR Tranche shall bear interest during its Interest Period at a per annum interest rate equal to the sum of the LIBOR for such Tranche plus the Applicable Margin for LIBOR Tranches in effect from time to time. The Borrower shall pay to the Agent for the ratable benefit of the Banks all accrued but unpaid interest on each LIBOR Tranche on the last day of the applicable Interest Period for such LIBOR Tranche (and with respect to LIBOR Tranches with Interest Periods of greater than three months, on the date which is three months after the first date of the Interest Period for such LIBOR Tranche), when required upon prepayment as specified elsewhere in this Agreement, on any date when such LIBOR Tranche is prepaid in full, and on the Revolving Loan Maturity Date.

                  (c) Prime Rate Tranches. Each Prime Rate Tranche shall bear interest at a per annum interest rate equal to the Adjusted Prime Rate in effect from time to time plus the Applicable Margin for Prime Rate Tranches in effect from time to time. The Borrower shall pay to the Agent for the ratable benefit of the Banks all accrued but unpaid interest on outstanding Prime Rate Tranches on the last day of each calendar quarter, when required upon prepayment as specified elsewhere in this Agreement, on any date all Prime Rate Tranches are prepaid in full, and on the Revolving Loan Maturity Date.

                  (d)      Usury Protection.

                           (i)      If, with respect to any Bank and the
Borrower, the effective rate of interest contracted for by such Bank with the Borrower under the Credit Documents, including the stated rates of interest contracted for hereunder and any other amounts contracted for under the Credit Documents which are deemed to be interest, at any time exceeds the Highest Lawful Rate, then the outstanding principal amount of the loans made by such Bank to the Borrower hereunder shall bear interest at a rate which would make the effective rate of interest on the loans made by such Bank to the Borrower under the Credit Documents equal the Highest Lawful Rate until the difference between the amounts which would have been due by the Borrower to such Bank at the stated rates and the amounts which were due by the Borrower to such Bank at the Highest Lawful Rate (the "Lost Interest") has been recaptured by such Bank. If, when the loans made hereunder are repaid in full, the Lost Interest has not been fully recaptured by such Bank pursuant to the preceding paragraph, then, to the extent permitted by law, the interest rates charged by such Bank to the Borrower hereunder shall be retroactively increased such that the effective rate of interest on the loans made by such Bank to the Borrower under the Credit Documents was at the Highest Lawful Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Bank the amount of the Lost Interest remaining to be recaptured by such Bank.

                           (ii)     In calculating all sums paid or agreed to

be paid to any Bank by the
Borrower for the use, forbearance, or detention of money under the Credit Documents, such amounts shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread in equal parts throughout the term of the Credit Documents.

                           (iii)    NOTWITHSTANDING THE FOREGOING OR ANY OTHER
TERM IN THIS AGREEMENT AND THE CREDIT DOCUMENTS TO THE CONTRARY, it is the intention of each Bank and the Borrower to conform strictly to any applicable usury laws.

Accordingly, if any Bank contracts for, charges, or receives any consideration from the Borrower which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Bank's option be applied to the outstanding amount of the loans made hereunder by such Bank to the Borrower or be refunded to the Borrower.

         2.5 Breakage Costs. If (i) any payment of principal on or any conversion of any LIBOR Tranche is made on any date other than the last day of the Interest Period for such LIBOR Tranche, whether as a result of any voluntary or mandatory prepayment, any acceleration of maturity, or any other cause, (ii) any payment of principal on any LIBOR Tranche is not made when due, or (iii) any LIBOR Tranche is not borrowed, converted, or prepaid in accordance with the respective notice thereof provided by the Borrower to the Agent, whether as a result of any failure to meet any applicable conditions precedent for borrowing, conversion, or prepayment, the permitted cancellation of any request for borrowing, conversion, or prepayment, the failure of the Borrower to provide the respective notice of borrowing, conversion, or prepayment, or any other cause not specified above which is created by the Borrower, then the Borrower shall pay to each Bank upon demand any amounts required to compensate such Bank for any losses, costs, or expenses, including lost profits and administrative expenses, which are reasonably allocable to such action, including losses, costs, and expenses related to the liquidation or redeployment of funds acquired or designated by such Bank to fund or maintain such Bank's ratable share of such LIBOR Tranche or related to the reacquisition or redesignation of funds by such Bank to fund or maintain such Bank's ratable share of such LIBOR Tranche following any liquidation or redeployment of such funds caused by such action. Such Bank need not prove matched funding of any particular funds, and a certificate as to the amount of such loss, cost, or expense detailing the calculation thereof and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

         2.6      Increased Costs.

                  (a) Cost of Funds. If due to either (i) any introduction of, change in, or change in the interpretation of any law or regulation after the date of this Agreement or (ii) compliance with any guideline or request from any central bank or other Governmental Authority having appropriate jurisdiction (whether or not having the force of law) given after the date of this Agreement, there shall be any increase in the costs of any Bank allocable to (x) committing to make any Revolving Loan Advance or obtaining funds for the making, funding, or maintaining of such Bank's ratable share of any LIBOR Tranche in the relevant interbank market or (y) committing to make Letters of Credit or issuing, funding, or maintaining Letters of Credit (including any increase in any applicable reserve requirement specified by the Federal Reserve Board, including those for emergency, marginal, supplemental, or other reserves), then the Borrower shall pay to such Bank upon demand any amounts required to compensate such Bank for such increased costs, such amounts being due and payable upon demand by such Bank. A certificate as to the cause and amount of such increased cost detailing the calculation of such cost and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

                  (b) Capital Adequacy. If, due to either (i) any introduction of, change in, or change in the interpretation of any law or regulation after the date of this Agreement or (ii) compliance with any guideline or request from any central bank or other Governmental Authority having appropriate jurisdiction (whether or not having the force of law) given after the date of this Agreement, there shall be any increase in the capital requirements of any Bank or its parent or holding company allocable to (x) committing to make Revolving Loan Advances or making, funding, or maintaining Revolving Loan Advances or (y) committing to make Letters of Credit or issuing, funding, or maintaining Letters of Credit, as such capital requirements are allocated by such Bank, then the Borrower shall pay to such Bank upon demand any amounts required to compensate such Bank or its parent or holding company for such increase in costs (including an amount equal to any reduction in the rate of return on assets or equity of such Bank or its parent or holding company), such amounts being due and payable upon demand by such Bank. A certificate as to the cause and amounts detailing the calculation of such amounts and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

         2.7 Illegality. Notwithstanding any other provision in this Agreement, if it becomes unlawful for any Bank to obtain deposits or other funds for making or funding such Bank's ratable share of any LIBOR Tranche in the relevant interbank market, such Bank shall so notify the Borrower and the Agent and such Bank's commitment to create LIBOR Tranches shall be suspended until such condition has passed, all LIBOR Tranches applicable to such Bank shall be converted to Prime Rate Tranches as of the end of each applicable Interest Period (or earlier if required pursuant to, or in connection with, any Legal Requirement), and all subsequent requests for LIBOR Tranches shall be deemed to be requests for Prime Rate Tranches with respect to such Bank.

         2.8 Market Failure. Notwithstanding any other provision in this Agreement, if the Agent determines that: (a) quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" are not being provided in the relevant amounts, or maturities for purposes of determining the rate of interest referred to in the definition of "LIBOR" or (b) the relevant rates of interest referred to in the definition of "LIBOR" which are used as the basis to determine the rate of interest for LIBOR Tranches are not likely to adequately cover the cost to any Bank of making or maintaining such Bank's ratable share of any LIBOR Tranche, then if the Agent so notifies the Borrower, the Agent and the Banks' commitment to create LIBOR Tranches shall be suspended until such condition has passed, all LIBOR Tranches shall be converted to Prime
Rate Tranches as of the end of each applicable Interest Period (or earlier if required pursuant to, or in connection with, any Legal Requirement) and all subsequent requests for LIBOR Tranches shall be deemed to be requests for Prime Rate Tranches.

         2.9      Payment Procedures and Computations.

                  (a) Payment Procedures. Time is of the essence in this Agreement and the Credit Documents. All payment hereunder shall be made in Dollars. The Borrower shall make each payment under this Agreement and under the Revolving Loan Notes not later than 12:00 noon (local time at the Applicable Lending Office of the Agent) on the day when due to the Agent at the Agent's Applicable Lending Office in immediately available funds. All payments by the Borrower hereunder shall be made without any offset, abatement, withholding, or reduction. Upon receipt of payment from the Borrower of any principal, interest, or fees due to the Banks, the Agent shall promptly after receipt thereof distribute to the Banks their ratable share of such payments for the account of their respective Applicable Lending Offices. Interest on such amount shall be due and payable by the Agent upon demand by such Bank. Upon receipt of other amounts due solely to the Agent, the Issuing Bank, or a specific Bank, the Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

                  (b) Agent Reliance. Unless the Agent shall have received written notice from the Borrower prior to any date on which any payment is due to the Banks that the Borrower shall not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest thereon from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at an interest rate equal to, the Federal Funds Rate in effect from time to time, provided that with respect to such Bank, if such amount is not repaid by such Bank by the end of the second day after the date of the Agent's demand, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the third day after the date of the Agent's demand and shall remain at such increased rate thereafter.

                  (c) Sharing of Payments. Each Bank agrees that if it should receive any payment (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) in respect of any obligation of the Borrower to pay principal, interest, fees, or any other obligation incurred under the Credit Documents in a proportion greater than the total amount of such principal, interest, fees, or other obligations then owed and due by the Borrower to such Bank bears to the total amount of principal, interest, fees, or other obligations then owed and due by the Borrower to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse from the other Banks an interest in the obligations of the Borrower to such Banks in such amount as shall result in a participation by all of the Banks, in proportion with the Banks' respective pro rata shares, in the aggregate unpaid amount of principal, interest, fees, or any such other obligation, as the case may be, owed by the Borrower to all of the Banks; provided that if all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, in proportion with the Banks' respective pro rata shares, but without interest.

                  (d) Authority to Charge Accounts. The Agent, if and to the extent payment owed to the Agent or any Bank is not made when due, may charge from time to time against any account of the Borrower with the Agent any amount so due. The Agent agrees promptly to notify the Borrower after any such charge and application made by the Agent provided that the failure to give such notice shall not affect the validity of such charge and application.

                  (e) Interest and Fees. Unless expressly provided for in this Agreement, (i) all computations of interest based on the Prime Rate (including the Adjusted Prime Rate, when applicable) shall be made on the basis of a 365/366 day year, as the case may be, (ii) all computations of interest based on the Federal Funds Rate (including the Adjusted Prime Rate, when applicable) shall be made on the basis of a 360 day year, (iii) all computations of interest based upon the LIBOR shall be made on the basis of a 360 day year, and (iv) all computations of fees shall be made on the basis of a 360 day year, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

                  (f) Payment Dates. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. If the time for payment for an amount payable is not specified in this Agreement or in any other Credit Document, the payment shall be due and payable on demand by the Agent or the applicable Bank.

         2.10     Taxes.

                  (a) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, other than taxes imposed on the income and franchise taxes imposed on the Agent, any Bank, or the Applicable Lending Office thereof by any jurisdiction in which any such entity is a citizen or resident or any political subdivision of such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to the Agent, any Bank, or the Applicable Lending Office thereof, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10), such Person receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) Other Taxes. The Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Credit Documents (other than those which become due as a result of any Bank joining this Agreement as a result of any Assignment and Acceptance, which shall be paid by the Bank which becomes a Bank hereunder as a result of such Assignment and Acceptance).

                  (c) Foreign Bank Withholding Exemption. Each Bank and Issuing Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it shall deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Revolving Loan Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such letter or forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to provide the requisite Internal Revenue Service forms in a timely manner. Each Bank which fails to provide to the Borrower in a timely manner such forms shall reimburse the Borrower upon demand for any penalties paid by the Borrower as a result of any failure of the Borrower to withhold the required amounts that are caused by such Bank's failure to provide the required forms in a timely manner.

ARTICLE 3.        CONDITIONS PRECEDENT.

         3.1 Conditions Precedent to Initial Extensions of Credit. The obligation of each Bank to make the initial extension of credit under this Agreement, including the making of the initial Revolving Loan Advances, the making of the initial Autoborrow Advances, and the issuance of the initial Letters of Credit, shall be subject to the following conditions precedent:

                  (a) Documents. The Borrower shall have delivered or caused to be delivered the documents and other items listed on Exhibit H, together with any other documents reasonably requested by the Agent to document the agreements and intent of the Credit Documents, each in form and with substance satisfactory to the Agent and its counsel.

                  (b) Due Diligence. The Agent shall have completed and be satisfied with due diligence with respect to the Restricted Parties, including due diligence regarding the individual executives and directors of the Restricted Parties and all litigation, tax, accounting, labor, insurance, and pension liabilities, actual or contingent, with respect to the Restricted Parties, all real estate leases, debt agreements, and property ownership of the Restricted Parties, and such other matters as the Agent deems appropriate; and

                  (c) Material Adverse Change. No Material Adverse Change shall have occurred since December 31, 1996.

         3.2 Conditions Precedent to Each Extension of Credit. The obligation of each Bank to make any extension of credit under this Agreement or any extension under the Autoborrow Agreement, including the making of any Revolving Loan Advances, the making of the Autoborrow Advances, and the issuance, increase, or extension of any Letters of Credit, shall be subject to the further conditions precedent that on the date of such extension of credit:

                  (a) Representations and Warranties. As of the date of the making of any extension of credit hereunder or under the Autoborrow Agreement, the representations and warranties contained in each Credit Document shall be true and correct in all material respects as of such date (and the Borrower's request for the making of any extension of credit hereunder shall be deemed to be a restatement, representation, and additional warranty of the representations and warranties contained in each Credit Document as of such date); and

                  (b) Default. As of the date of the making of any extension of credit hereunder or under the Autoborrow Agreement, there shall exist no Default or Event of Default, and the making of the extension of credit would not cause or be reasonably expected to cause a Default or Event of Default.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and each Bank, and with each request for any extension of credit hereunder or under the Autoborrow Agreement, including the making of any Revolving Loan Advances, the making of any Autoborrow Advances, and the issuance, increase, or extension of any Letters of Credit, again represents and warrants to the Agent and each Bank, as follows:

         4.1 Organization. As of the date of this Agreement, each Restricted Entity (a) is duly organized, validly existing, and in good standing under the laws of such Person's respective jurisdiction of organization and (b) is duly licensed, qualified to do business, and in good standing in each jurisdiction in which such Person is organized, owns property, or conducts operations to the extent that any failure to be so licensed, qualified, or in good standing in accordance with this clause (b) could reasonably be expected to cause a Material Adverse Change.

         4.2 Authorization. The execution, delivery, and performance by each Credit Party of the Credit Documents to which such Credit Party is a party and the consummation of the transactions contemplated thereby (a) do not contravene the organizational documents of such Credit Party, (b) have been duly authorized by all necessary corporate action of each Credit Party, and (c) are within each Credit Party's corporate powers.

         4.3 Enforceability. Each Credit Document to which any Credit Party is a party has been duly executed and delivered by each Credit Party which is a party to such Credit Document and constitutes the legal, valid, and binding obligation of each such Credit Party, enforceable against each such Credit Party in accordance with such Credit Document's terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and subject to the availability of equitable remedies.

         4.4 Absence of Conflicts and Approvals. The execution, delivery, and performance by each Credit Party of the Credit Documents to which such Credit Party is a party and the consummation of the transactions contemplated thereby,
(a) do not result in any violation or breach of any provisions of, or constitute a default under, any note, indenture, credit agreement, security agreement, credit support agreement, or other similar agreement to which such Credit Party is a party or any other material contract or agreement to which such Credit Party is a party, (b) do not violate any law or regulation binding on or affecting such Credit Party, (c) do not require any authorization, approval, or other action by, or any notice to or filing with, any Governmental Authority, and (d) do not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         4.5 Investment Companies. No Restricted Entity or Affiliate thereof is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.6 Public Utilities. No Restricted Entity or Affiliate thereof is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No Restricted Entity or Affiliate thereof is a regulated public utility.

         4.7      Financial Condition.

                  (a) The Borrower has delivered to the Agent the Financial Statements, and the Financial Statements are accurate and complete in all material respects and present fairly the financial condition of Borrower as of their respective dates and for their respective periods in accordance with GAAP.

                  (b) As of the date of the Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Borrower or any of the Borrower's Subsidiaries, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP. No Material Adverse Change has occurred since the date of the Financial Statements. No Default exists.

         4.8 Condition of Assets. Each Restricted Entity has good and indefeasible title to substantially all of its owned property and valid leasehold rights in all of its leased property, as reflected in the financial statements most recently provided to the Agent, free and clear of all Liens except Permitted Liens. Each Restricted Entity possesses and has properly approved, recorded, and filed, where applicable, all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade name rights, and copyrights which are useful in the conduct of its business and which the failure to possess could reasonably be expected to cause a Material Adverse Change. The material properties used or to be used in the continuing operations of each Restricted Entity are in good repair, working order, and condition, normal wear and tear excepted. The properties of each Restricted Entity have not been adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits, or concessions by a Governmental Authority, riot, activities of armed forces, or acts of God or of any public enemy in any manner which (after giving effect to any insurance proceeds) could reasonably be expected to cause a Material Adverse Change.

         4.9 Litigation. There are no actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against any Restricted Entity at law, in equity, or in admiralty, or by or before any Governmental Authority, or any arbitrator which could reasonably be expected to cause a Material Adverse Change.

         4.10 Subsidiaries. As of the date of this Agreement, the Borrower has no Subsidiaries except as disclosed in Schedule II. The Borrower has no Subsidiaries which have not been disclosed in writing to the Agent.

         4.11 Laws and Regulations. Each Restricted Entity has been and is in compliance with all federal, state, and local laws and regulations which are applicable to the operations and property of such Person where the failure to comply with the same could reasonably be expected to cause a Material Adverse Change.

         4.12 Environmental Compliance. Each Restricted Entity has been and is in compliance with all Environmental Laws and has obtained and is in compliance with all related permits necessary for the ownership and operation of any such Person's properties where the failure to be in compliance with the same could reasonably be expected to cause a Material Adverse Change. Each Restricted Entity has not received notice of and has not been investigated for any violation or alleged violation of any Environmental Law in connection with any such Person's presently or previously owned properties which currently threaten action or suggest liabilities which could reasonably be expected to cause a Material Adverse Change. Each Restricted Entity does not and has not created, handled, transported, used, or disposed of any Hazardous Materials on or about any such Person's properties (nor has any such Person's properties been used for those purposes); has never been responsible for the release of any Hazardous Materials into the environment in connection with any such Person's operations and has not contaminated any properties with Hazardous Materials; and does not and has not owned any properties contaminated by any Hazardous Materials, in each case in any manner which could reasonably be expected to cause a Material Adverse Change.

         4.13 ERISA. Each Restricted Entity and each of its Commonly Controlled Entities are in compliance with all provisions of ERISA to the extent that the failure to be in compliance could reasonably be expected to cause a Material Adverse Change. No Restricted Entity nor its Commonly Controlled Entities participates in or during the past five years has participated in any employee pension benefit plan covered by Title IV of ERISA or any multiemployer plan under Section 4001(a)(3) of ERISA. With respect to the Plans of the Restricted Entities, no Material Reportable Event or Prohibited Transaction has occurred and exists that could reasonably be expected to cause a Material Adverse Change.

         4.14 Taxes. Each Restricted Entity has filed all United States federal, state, and local income tax returns and all other domestic and foreign tax returns which are required to be filed by such Person and has paid, or provided for the payment before the same became delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by such Person except for tax payments being contested in good faith for which adequate reserves have been established and reported in accordance with GAAP which could not reasonably be expected to cause a Material Adverse Change. The charges, accruals, and reserves on the books of the Restricted Entities in respect of taxes are adequate in accordance with GAAP.

         4.15 Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other third party is required for the due execution, delivery, and performance by the Restricted Entities of the Credit Documents to which each is a party, or for the consummation of the transactions contemplated thereby. At the time of each Revolving Loan Borrowing and the issuance, amendment, or increase of each Letter of Credit, no further authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other third party will be required for such Revolving Loan Borrowing or the use of the proceeds of such Revolving Loan Borrowing.

         4.16 Margin Regulations. Each Restricted Entity is in compliance with Regulations G, T, U, and X.

         4.17 True and Complete Disclosure. All factual information furnished by or on behalf of any Credit Party in writing to the Agent or any Bank in connection with the Credit Documents and the transactions contemplated thereby is true and accurate in all material respects on the date as of which such information was dated or certified and does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein not misleading. All projections, estimates, and pro forma financial information furnished by any Credit Party were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

         4.18 Permits, Licenses, etc. The Borrower and the Restricted Entities possess all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade name rights, and copyrights which are necessary and material to the conduct of their business. The Borrower and the Restricted Entities manage and operate their business in all material respects in accordance with all applicable Legal Requirements and standard industry practices.

ARTICLE 5. COVENANTS. Until the Agent and the Banks receive irrevocable payment of the Credit Obligations and have terminated this Agreement and each other Credit Document, the Borrower shall comply with and cause compliance with the following covenants:

         5.1 Organization. The Borrower shall cause each Restricted Entity to
(a) maintain itself as an entity duly organized, validly existing, and in good standing under the laws of such Person's respective jurisdiction of organization and (b) be duly licensed, qualified to do business, and in good standing in each jurisdiction in which such Person is organized, owns property, or conducts operations and which requires such licensing or qualification where failure to be so licensed, qualified, or in good standing as required by this clause (b) could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing in this Section 5.1 shall be interpreted to be violated as a result of a transaction permitted by Section 5.9.

         5.2 Reporting. The Borrower shall furnish to the Agent all of the following:

                  (a) Annual Reports. As soon as available and in any event not later than 90 days after the end of each fiscal year of the Borrower, (i) a copy of the annual audit report for such fiscal year for the Borrower, including therein the consolidated balance sheet of the Borrower as of the end of such fiscal year and the consolidated statements of income, stockholders' equity, and cash flows for the Borrower for such fiscal year, setting forth the consolidated financial position and results of the Borrower for such fiscal year and certified, without any qualification or limit of the scope of the examination of matters relevant to the financial statements, by a nationally recognized certified public accounting firm, and (ii) a completed Borrowing Base and Compliance Certificate duly certified by a Responsible Officer of the Borrower;

                  (b) Quarterly Reports. As soon as available and in any event not later than 45 days after the end of each fiscal quarter, (i) a copy of the internally prepared consolidated financial statements of the Borrower for such fiscal quarter and for the fiscal year to date period ending on the last day of such fiscal quarter, including therein the consolidated balance sheet of the Borrower as of the end of such fiscal quarter and the consolidated statements of income, and cash flows for such year to date period and, except with respect to the statement of cash flows, for such fiscal quarter, setting forth the consolidated financial position and results of the Borrower for such fiscal quarter and fiscal year to date period, all in reasonable detail and duly certified by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP, including those applicable to interim financial reports which permit normal year end adjustments and do not require complete financial notes, (ii) a copy of the internally prepared consolidating financial schedules of the Borrower from which the consolidated financial statements of Borrower provided to Agent pursuant to clause (i) were prepared, and (iii) a completed Borrowing Base and Compliance Certificate duly certified by a Responsible Officer of the Borrower;

                  (c) Borrowing Base Reports. As soon as available and in any event within 45 days of each calendar month, a certificate of a Responsible Officer of the Borrower calculating the Borrowing Base then in effect as of the end of such calendar month;

                  (d) Acquisition Information. As soon as available prior to the closing of any Acquisition but in any event 10 Business Days prior to the closing of the Acquisition, a completed Acquisition Certificate duly certified by a Responsible Officer of the Borrower, which the Agent shall forward to the Banks for any Acquisition requiring approval of the Majority Banks pursuant to
Section 5.5(b) or Section 5.9(c)(ii) (and prior to the consummation of the Acquisition, the Borrower shall make available at its offices in Houston, Texas, the acquisition documents regarding the acquired assets, including schedules reflecting litigation liabilities, environmental liabilities, and other assumed liabilities, and any other information regarding the acquired assets as the Agent may reasonably request);

                  (e) SEC Filings. As soon as available and in any event not later than thirty days after the filing or delivery thereof, copies of all financial statements, reports, and proxy statements which the Borrower shall have sent to its stockholders generally and copies of all regular and periodic reports, if any, which any Restricted Entity shall have filed with the Securities and Exchange Commission;

                  (f) Defaults. Promptly, but in any event within five Business Days after the discovery thereof, a notice of any facts known to any Restricted Entity which constitute a Default, together with a statement of a Responsible Officer of the Borrower setting forth the details of such facts and the actions which the Borrower has taken and proposes to take with respect thereto (and the Agent shall, promptly upon receipt from the Borrower of a notice pursuant to this Section 5.2(f), forward a copy of such notice to each Bank);

                  (g) Litigation. Promptly, but in any event within 10 Business Days after the Borrower receives notice thereof (whether constructive or actual notice), notice of all actions, suits, and proceedings before any Governmental Authority affecting any Restricted Entity which, if determined adversely, could reasonably be expected to cause a Material Adverse Change;

                  (h) Material Contingent Liabilities. Promptly, but in any event within 10 Business Days after acquiring knowledge thereof, notice of any material contingent liabilities that could reasonably be expected to cause a Material Adverse Change;

                  (i) Material Agreement Default. Promptly, but in any event within 10 Business Days after obtaining knowledge thereof, notice of any breach by any Restricted Entity of any contract or agreement which breach could reasonably be expected to cause a Material Adverse Change;

                  (j) Material Changes. Prompt written notice of any other condition or event of which any Restricted Entity has knowledge, which condition or event has resulted or could reasonably be expected to cause a Material Adverse Change; and

                  (k) Other Information. Such other information respecting the business operations or property of any Restricted Entity, financial or otherwise, as the Agent or the Majority Banks may from time to time reasonably request.

         5.3 Inspection. The Borrower shall cause each Restricted Entity to permit the Agent and the Banks to visit and inspect any of the properties of such Restricted Entity, to examine all of such Person's books of account, records, reports, and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers, employees, and independent public accountants all at such reasonable times and as often as may be reasonably requested provided that the Borrower is given at least one Business Day advance notice thereof and reasonable opportunity to be present when independent public accountants or other third parties are contacted.

         5.4 Use of Proceeds. The proceeds of the Revolving Loan Borrowings shall be used by the Borrower for Acquisitions which are permitted under this Agreement, working capital needs, Capital Expenditures, and other lawful corporate purposes. The Borrower shall not, directly or indirectly, use any part of such proceeds for any purpose which violates or is inconsistent with Regulations G, T, U, or X.

         5.5 Financial Covenants. The Agent shall determine compliance with the following financial covenants based upon the most recent financial statements dated as of the end of a fiscal quarter delivered to the Agent pursuant to
Section 5.2(b) (subject to revisions on subsequent testing dates based upon audited financial statements delivered pursuant to Section 5.2(a)) or, if any Acquisitions have occurred that are not reflected in such financial statements and the inclusion of the financial effects of such Acquisitions are expressly stated to be included in the financial covenants below, based upon historical proforma financial statements for the Borrower and its Subsidiaries as of such date and for the appropriate period that are prepared by the Borrower in accordance with Section 1.3(c) and presented to the Agent in accordance with
Section 5.2(c).

                  (a) Net Worth. The Borrower shall not permit the consolidated Net Worth of the Borrower as of the last day of each fiscal quarter to be less than the sum of (i) $15,000,000, plus (ii) 50% of the cumulative quarterly consolidated net income of the Borrower since September 30, 1997 for each fiscal quarter ending after that date during which the Borrower has positive consolidated net income plus (iii) 80% of the net proceeds resulting from any sale or issuance of any stock of the Borrower or its Subsidiaries since September 30, 1997.

                  (b) Maximum Funded Debt to Proforma EBITDA Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the ratio of (i) the consolidated Funded Debt of the Borrower as of the end of such fiscal quarter to (ii) the consolidated EBITDA of the Borrower for the preceding four fiscal quarters then ended, to be greater than the minimum ratio set forth in the table below for the applicable period set forth in the table below (provided that in calculating the foregoing, the financial results and balance sheet effects of any Acquisitions may, if requested by the Borrower and approved by the Majority Banks (including approval of any pro forma financial statements), be included in such calculations on a proforma basis for the full period and on the relevant dates.

                           Period                             Maximum Ratio
                           ------                             -------------
                           Prior to and including
                           December 31, 1998                  6.00 to 1.00
                           Thereafter                         5.50 to 1.00

                  (c) Minimum Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the ratio of
(i) the consolidated EBITDA of the Borrower for the preceding four fiscal quarters then ended, less consolidated cash taxes paid and Capital Expenditures made by the Borrower during such period, to (ii) Debt Service, plus any cash dividends made by the Borrower during the preceding four fiscal quarters then ended, to be less than 1.00 to 1.00.

             (d) Minimum Interest Charge Coverage Ratio. As of the last day of each fiscal quarter, the Borrower shall not permit the ratio of (i) the consolidated EBIT of the Borrower for the preceding four fiscal quarters then ended to (ii) Interest Charges for the preceding four fiscal quarters then ended to be less than the minimum ratio set forth in the table below for the applicable period set forth in the table below.

                           Period                             Minimum Ratio
                           ------                             -------------
                           Prior to and including
                           December 31, 1998                  1.00 to 1.00
                           Thereafter                         1.15 to 1.00

         5.6 Debt. The Borrower shall not permit any Restricted Entity to create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than Permitted Debt.

         5.7 Liens. The Borrower shall not permit any Restricted Entity to create, assume, incur, or suffer to exist any Lien on any of its real or personal property whether now owned or hereafter acquired, or assign any right to receive its income, except for Permitted Liens.

         5.8 Other Obligations.

             (a) The Borrower shall not permit any Restricted Entity to create, incur, assume, or suffer to exist any obligations in respect of unfunded vested benefits under any pension Plan or deferred compensation agreement.

             (b) The Borrower shall not permit any Restricted Entity to create, incur, assume, or suffer to exist any obligations in respect of Derivatives, except that nothing in this clause (b) shall be construed to prohibit the execution, delivery or performance by the Borrower of any Interest Hedge Agreement .

         5.9 Corporate Transactions. The Borrower shall not, without the Majority Banks' consent, permit any Restricted Entity to (a) merge, consolidate, or amalgamate with another Person, or liquidate, wind up, or dissolve itself (or take any action towards any of the foregoing), (b) convey, sell, lease, assign, transfer, or otherwise dispose of any of its property, businesses, or other assets outside of the ordinary course of business, or (c) make any Acquisition except that:

             (i) Any Subsidiary of the Borrower may merge, consolidate, or amalgamate into any wholly owned Subsidiary of the Borrower or convey, sell, lease, assign, transfer, or otherwise dispose of any of its assets to any wholly-owned Subsidiary of the Borrower (and if such disposition transfers all or substantially all of the assets of transferring Subsidiary, such subsidiary may then liquidate, wind up, or dissolve itself); provided that the wholly-owned Subsidiary is the surviving or acquiring Subsidiary;

                  (ii) the Borrower or any Subsidiary of the Borrower may make any Acquisition (by purchase or merger) provided that (A) the Borrower or the Subsidiary of the Borrower is the acquiring or surviving entity;
         (B) the aggregate non-equity consideration paid by the Restricted Entities in connection with all Acquisitions up to and including such Acquisition does not exceed $25,000,000 or, if so, the Agent and the Majority Banks have granted prior approval for such Acquisition if the aggregate non-equity consideration paid by the Restricted Entities in connection with such Acquisition exceeds $10,000,000; (C) no Default or Event of Default exists and the Acquisition would not reasonably be expected to cause a Default or Event of Default (including any default under Section 5.5 with respect to historical and future proforma financial status and results); (D) the transaction is not hostile, as reasonably determined by the Agent; and (E) if the aggregate non-equity consideration to be paid by the Restricted Entities in connection with such Acquisition exceeds $5,000,000, then the Borrower has provided to the Agent the following information at least 10 Business Days prior to the closing of such Acquisition: (1) financial statements for the Person to be acquired which include at least 2 full years of income and cash flow information prepared by an independent certified public accountant acceptable to the Agent; (2) the consolidated income and cash flow information of the Person to be acquired for the preceding four fiscal quarters then ended and the projected income and cash flow information of the Person to be acquired for the succeeding four fiscal quarters, adjusted for known changes; and (3) a Compliance Certificate evidencing proforma compliance with this Agreement; and

                  (iii) HydroChem International, Inc. may contribute to any Person, in exchange for an equity ownership percentage in such Person, all or a portion of its assets located in Singapore; provided that the fair market value of such assets at the time they are contributed may not exceed $2,500,000.

         5.10 Distributions. No Restricted Entity shall make any Restricted Payment, except that (i) any wholly-owned Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any Guarantor [or to any Subsidiary that has had at least 66-/23% of its capital stock pledged to the Agent for the benefit of the Banks pursuant to Section 5.19], and (ii) the Borrower may, if no Default or Event of Default shall have occurred and is continuing, (A) make scheduled payments of interest on the Senior Subordinated Notes and (B) prepay the Senior Subordinated Notes with the net proceeds received from any offering by the Borrower of shares of its capital stock.

         5.11 Transactions with Affiliates. The Borrower shall not permit any Restricted Entity to enter into any transaction directly or indirectly with or for the benefit of an Affiliate except transactions with an Affiliate for the leasing of property, the rendering or receipt of services, or the purchase or sale of inventory or other assets in the ordinary course of business if the monetary or business consideration arising from such a transaction would be substantially as advantageous to such Restricted Entity as the monetary or business consideration which such Restricted Entity would obtain in a comparable arm's length transaction.

         5.12 Insurance. The Borrower shall cause each Restricted Entity to maintain insurance with responsible and reputable insurance companies or associations reasonably acceptable to the Agent in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Persons operate. The Borrower shall deliver to the Agent certificates evidencing such policies or copies of such policies at the Agent's request following a reasonable period to obtain such certificates taking into account the jurisdiction where the insurance is maintained.

         5.13 Investments. The Borrower shall not permit any Restricted Entity to make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in the debt or equity securities of the Person, and loans, guaranties, trade credit, or other extensions of credit to the Person, except for Permitted Investments.

         5.14 Lines of Business. The Borrower shall not permit the Restricted Entities to change the character of their business as conducted on the date of this Agreement, or engage in any type of business not reasonably related to such business as presently and normally conducted.

         5.15 Compliance with Laws. The Borrower shall cause each Restricted Entity to comply with all Legal Requirements which are applicable to the operations and property of such Persons where the failure to comply could reasonably be expected to cause a Material Adverse Change.

         5.16 Environmental Compliance. The Borrower shall cause each Restricted Entity to comply with all Environmental Laws and obtain and comply with all related permits necessary for the ownership and operation of any such Person's properties where the failure to comply could reasonably be expected to cause a Material Adverse Change. The Borrower shall cause each Restricted Entity to promptly disclose to the Agent any notice to or investigation of such Persons for any violation or alleged violation of any Environmental Law in connection with any such Person's presently or previously owned properties which represent liabilities which could reasonably be expected to cause a Material Adverse Change. The Borrower shall not permit any Restricted Entity to create, handle, transport, use, or dispose of any Hazardous Materials on or about any such Person's properties; release any Hazardous Materials into the environment in connection with any such Person's operations or contaminate any properties with Hazardous Materials; or own properties contaminated by any Hazardous Materials, in each case except in compliance with all Environmental Laws and related permits and in such a manner that such actions could not reasonably be expected to cause a Material Adverse Change.

         5.17 ERISA Compliance. The Borrower shall cause each Restricted Entity to (i) comply in all material respects with all applicable provisions of ERISA and prevent the occurrence of any Reportable Event or Prohibited Transaction with respect to, or the termination of, any of their respective Plans where the failure to do so could reasonably be expected to cause a Material Adverse Change and (ii) not create or participate in any employee pension benefit plan covered by Title IV of ERISA or any multiemployer plan under Section 4001(a)(3) of ERISA.

         5.18 Payment of Certain Claims. The Borrower shall cause each Restricted Entity to pay and discharge, before the same shall become delinquent,
(a) all taxes, assessments, levies, and like charges imposed upon any such Person or upon any such Person's income, profits, or property by authorities having competent jurisdiction prior to the date on which penalties attach thereto except for tax payments being contested in good faith for which adequate reserves have been established and reported in accordance with GAAP which could not reasonably be expected to cause a Material Adverse Change and (b) all trade payables and current operating liabilities, unless the same are less than 90 days past due or are being contested in good faith, have adequate reserves established and reported in accordance with GAAP, and could not reasonably be expected to cause a Material Adverse Change.

         5.19 Subsidiaries. Upon the formation or acquisition of any new Subsidiary, the Borrower shall and shall cause such Subsidiary to promptly, but in any event within 45 days after the formation or acquisition of such new Subsidiary, execute and deliver to the Agent such guaranties, amendment agreements, and other documents and agreements as the Agent requests so that such Subsidiary guarantees and secures the Credit Obligations on the same terms as the existing Guarantors (including the execution and delivery of a Joinder Agreement in substantially the form of Exhibit I for the purpose of joining such Subsidiary as a party to the Guaranty or the execution of such new guaranties as the Agent determines are necessary to have the same effect in different jurisdictions). Notwithstanding the preceding sentence, no Subsidiary of the Borrower that is organized outside of the jurisdiction of the United States shall be required to execute a Joinder Agreement or otherwise guarantee the Credit Obligations but instead shall be required to cause at least 662/3% of the capital stock of such Subsidiary to be pledged to the Agent for the benefit of the Banks on terms satisfactory to the Agent and the Majority Banks. In connection with the preceding requirements and within 45 days after the formation or acquisition of such new Subsidiary, the Borrower shall provide corporate documentation and opinion letters reasonably satisfactory to the Agent reflecting the corporate status of such new Subsidiary of the Borrower and the enforceability of such agreements.

         5.20 Agreements Restricting Liens and Distributions. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any agreement (other than a Credit Document) which (a) except with respect to specific property encumbered to secure payment of Debt related to such property, imposes restrictions upon the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired or (b) limits Restricted Payments to or any advance by any of the Borrower's Subsidiaries to the Borrower.

         5.21 Amendments to Senior Subordinated Notes. The Borrower shall not, without the consent of the Agent and the Majority Banks, amend, modify, supplement, terminate, waive or otherwise consent to modify any provisions relating to the Senior Subordinated Notes (or the Indenture and other documents evidencing such Senior Subordinated Notes).

ARTICLE 6.        DEFAULT AND REMEDIES.

         6.1 Events of Default. Each of the following shall be an "Event of Default" for the purposes of this Agreement and for each of the Credit
Documents:

                  (a) Payment Failure. The Borrower (i) fails to pay when due any principal amounts due under this Agreement or any other Credit Document or
(ii) fails to pay when due any interest, fees, reimbursements, indemnifications, or other amounts due under this Agreement or any other Credit Document and such failure has not been cured within five Business Days;

                  (b) False Representation. Any written representation or warranty made by any Credit Party or any Responsible Officer thereof in this Agreement or in any other Credit Document proves to have been false or erroneous in any material respect at the time it was made or deemed made;

                  (c) Breach of Covenant. (i) Any breach by the Borrower of any of the covenants contained in Sections 5.1(a) (with respect to the Borrower), 5.2(e), 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.13 or 5.19 or (ii) any breach by any Credit Party of any other covenants contained in this Agreement or any other Credit Document and such breach is not cured within 30 days following the earlier of knowledge of such breach by such Credit Party or the receipt of written notice thereof from the Agent;

                  (d) Guaranty. (i) The Guaranty shall at any time and for any reason cease to be in full force and effect with respect to any Guarantor (except as permitted under Section 5.9 hereof) or shall be contested by any Guarantor, or any Guarantor shall deny it has any further liability or obligation thereunder, or (ii) any breach by any Guarantor of any of the covenants contained in Section 4.1 of the Guaranty;

                  (e) Material Debt Default. (i) Any principal, interest, fees, or other amounts due on any Debt of any Restricted Entity (other than the Credit Obligations) is not paid when due, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and such failure is not cured within the earlier of 30 days and the applicable grace period, if any, and the aggregate amount of all Debt of such Persons so in default exceeds $1,000,000;
(ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Debt of any such Person (other than the Credit Obligations) the effect of which is to accelerate or to permit the acceleration of the maturity of any such Debt, whether or not any such Debt is actually accelerated, and such event or condition shall not be cured within the earlier of 30 days and the applicable grace period, if any, and the aggregate amount of all Debt of such Persons so in default exceeds $1,000,000; or (iii) any Debt of any such Person shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment) prior to the stated maturity thereof, and the aggregate amount of all Debt of such Persons so accelerated exceeds $1,000,000.

                  (f) Bankruptcy and Insolvency. (i) There shall have been filed against any Restricted Entity or any such Person's properties, without such Person's consent, any petition or other request for relief seeking an arrangement, receivership, reorganization, liquidation, or similar relief under bankruptcy or other laws for the relief of debtors and such request for relief
(A) remains in effect for 60 or more days, whether or not consecutive, or (B) is approved by a final nonappealable order, or (ii) any such Person consents to or files any petition or other request for relief of the type described in clause
(i) above seeking relief from creditors, makes any assignment for the benefit of creditors or other arrangement with creditors, or admits in writing such Person's inability to pay such Person's debts as they become due (the occurrence of any Event of Default under clause (i) or (ii) of this paragraph being a "Bankruptcy Event of Default");

                  (g) Adverse Judgment. The aggregate outstanding amount of judgments against the Restricted Entities not discharged or stayed pending appeal or other court action within 30 days following entry is greater than an amount equal to 30% of the Restricted Entities' consolidated Net Worth as of the last day of the Borrower's most recent fiscal quarter or otherwise causes a Material Adverse Change; or

                  (h) Change of Control. There shall occur any Change of Control not approved in writing by the Majority Banks.

         6.2 Termination of Revolving Loan Commitments. Upon the occurrence of any Bankruptcy Event of Default, all of the commitments of the Agent and the Banks hereunder shall terminate. During the existence of any Event of Default other than a Bankruptcy Event of Default, the Agent shall at the request of the Majority Banks declare by written notice to the Borrower all of the commitments of the Agent and the Banks hereunder terminated, whereupon the same shall immediately terminate.

         6.3 Acceleration of Credit Obligations. Upon the occurrence of any Bankruptcy Event of Default, the aggregate outstanding principal amount of all loans made hereunder, all accrued interest thereon, and all other Credit Obligations shall immediately and automatically become due and payable. During the existence of any Event of Default other than a Bankruptcy Event of Default, the Agent shall at the request of the Majority Banks declare by written notice to the Borrower the aggregate outstanding principal amount of all loans made hereunder, all accrued interest thereon, and all other Credit Obligations to be immediately due and payable, whereupon the same shall immediately become due and payable. In connection with the foregoing, except for the notice provided for above, the Borrower waives notice of any Default or Event of Default, grace, notice of intent to accelerate, notice of acceleration, presentment, demand, notice of nonpayment, protest, and all other notices.

         6.4 Cash Collateralization of Letters of Credit. Upon the occurrence of any Bankruptcy Event of Default, the Borrower shall pay to the Agent an amount equal to the Letter of Credit Exposure allocable to the Letters of Credit requested by the Borrower to be held in the Letter of Credit Collateral Account for disposition in accordance with Section 2.2(g). During the existence of any Event of Default other than a Bankruptcy Event of Default, the Agent shall at the request of the Majority Banks require by written notice to the Borrower that the Borrower pay to the Agent an amount equal to the Letter of Credit Exposure allocable to the Letters of Credit requested by the Borrower to be held in the Letter of Credit Collateral Account for disposition in accordance with Section 2.2(g), whereupon the Borrower shall pay to the Agent such amount for such purpose.

         6.5 Default Interest. If any Event of Default exists, the Agent shall at the request of the Majority Banks declare by written notice to the Borrower that the Credit Obligations specified in such notice shall bear interest beginning on the date specified in such notice until paid in full at the applicable Default Rate for such Credit Obligations, whereupon the Borrower shall pay such interest to the Agent for the benefit of the Agent and the Banks, as applicable, upon demand by the Agent.

         6.6 Right of Setoff. During the existence of an Event of Default, the Agent and each Bank is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any indebtedness owed by the Agent or such Bank to the Borrower against any and all of the obligations of the Borrower under this Agreement and the Credit Documents, irrespective of whether or not the Agent or such Bank shall have made any demand under this Agreement or the Credit Documents and although such obligations may be contingent and unmatured. The Agent and each Bank, as the case may be, agrees promptly to notify the Borrower after any such setoff and application made by such party provided that the failure to give such notice shall not affect the validity of such setoff and application.

         6.7 Actions Under Credit Documents. Following an Event of Default, the Agent shall at the request of the Majority Banks take any and all actions permitted under the other Credit Documents, including the Guaranty.

         6.8 Remedies Cumulative. No right, power, or remedy conferred to the Agent or the Banks in this Agreement and the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise, shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power, or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to the Agent or the Banks in this Agreement and the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

         6.9 Application of Payments. Prior to the Revolving Loan Maturity Date or any acceleration of the Credit Obligations, all payments made hereunder shall be applied to the Credit Obligations as directed by the Borrower, subject to the rules regarding the application of payments to certain Credit Obligations provided for hereunder and in the Credit Documents. Following the Revolving Loan Maturity Date or any acceleration of the Credit Obligations, all payments and collections shall be applied to the Credit Obligations in the following order:

             First, to the payment of the costs, expenses, reimbursements (other than reimbursement obligations with respect to draws under Letters of Credit), and indemnifications of the Agent that are due and payable under the Credit Documents;

             Second, ratably to the payment of the costs, expenses, reimbursements (other than reimbursement obligations with respect to draws under Letters of Credit), and indemnifications of the Banks that are due and payable under the Credit Documents;

             Third, ratably to the payment of all accrued but unpaid interest and fees and obligations under Interest Hedge Agreements due and payable under the Credit Documents;

             Fourth, ratably to the payment of all outstanding principal and reimbursement obligations for draws under Letters of Credit due and payable under the Credit Documents;

            Fifth, ratably to the payment of any other amounts due and owing with respect to the Credit Obligations; and

            Finally, any surplus held by the Agent and remaining after payment in full of all the Credit Obligations and reserve for Credit Obligations not yet due and payable shall be promptly paid over to the Borrower or to whomever may be lawfully entitled to receive such surplus. All applications shall be distributed in accordance with
            Section 2.9(a).

ARTICLE 7.  THE AGENT AND THE ISSUING BANK

         7.1 Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. Statements under the Credit Documents that the Agent may take certain actions, without further qualification, means that the Agent may take such actions with or without the consent of the Banks or the Majority Banks, but where the Credit Documents expressly require the determination of the Banks or the Majority Banks, the Agent shall not take any such action without the prior written consent thereof. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Revolving Loan Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Revolving Loan Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law.

         7.2 Reliance, Etc. Neither the Agent, the Issuing Bank, nor any of their respective Related Parties (for the purposes of this Section 7.2, collectively, the "Indemnified Parties") shall be liable for any action taken or omitted to be taken by any Indemnified Party under or in connection with this Agreement or the other Credit Documents, INCLUDING ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, except for any Indemnified Party's gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent and the Issuing Bank: (a) may treat the payee of any Revolving Loan Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) make no warranty or representation to any Bank and shall not be responsible to any

Bank for any statements, warranties, or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Credit Document on the part of the Credit Parties or to inspect the property (including the books and records) of the Credit Parties; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         7.3 Affiliates. With respect to its Revolving Loan Commitments, the Revolving Loan Advances made by it, its interests in the Letters of Credit, and the Revolving Loan Notes issued to it, the Agent and the Issuing Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the banks serving as Agent and the Issuing Bank in their individual capacity; provided that, if any bank acting as the Agent or the Issuing Bank is not also a "Bank" for purposes of this Agreement, such bank will only have the rights and obligations of the Agent or the Issuing Bank, as applicable, and shall not have the rights and obligations of a "Bank" hereunder. The Agent, the Issuing Bank, and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Credit Party, and any Person who may do business with or own securities of any Credit Party, all as if the Agent were not an agent hereunder and the Issuing Bank were not the issuer of Letters of Credit hereunder and without any duty to account therefor to the Banks.

         7.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it shall, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         7.5 Expenses. To the extent not paid by the Borrower, each Bank severally agrees to pay to the Agent and the Issuing Bank on demand such Bank's ratable share of the following: (a) all reasonable out-of-pocket costs and expenses of the Agent and the Issuing Bank in connection with the preparation, due diligence, execution, delivery, syndication, administration, modification, and amendment of this Agreement and the other Credit Documents, including the reasonable fees and expenses of outside counsel for the Agent and the Issuing Bank with respect to advising the Agent and the Issuing Bank as to their respective rights and responsibilities under this Agreement and the Credit Documents, and (b) all out-of-pocket costs and expenses of the Agent and the Issuing Bank in connection with the preservation or enforcement of the rights of the Agent, the Issuing Bank, and the Banks under this Agreement and the other Credit Documents, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Agent and the Issuing Bank. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph and shall apply whether or not an initial extension of credit is made.

         7.6 Indemnification. To the extent not reimbursed by the Borrower, each Bank severally agrees to protect, defend, indemnify, and hold harmless the Agent, the Issuing Bank, and each of their respective Related Parties (for the purposes of this Section 7.6, collectively, the "Indemnified
Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and out-of-pocket costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by any Indemnified Party which are related to any litigation or proceeding relating to this Agreement, the Credit Documents, or the transactions contemplated thereunder, INCLUDING ANY INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Party's gross negligence or willful misconduct. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph.

         7.7 Successor Agent and Issuing Bank. The Agent or the Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon receipt of notice of any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent or Issuing Bank with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent or Issuing Bank shall have been so appointed by the Majority Banks with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Agent's or Issuing Bank's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or Issuing Bank, then the retiring Agent or Issuing Bank may, on behalf of the Banks and the Borrower, appoint a successor Agent or Issuing Bank, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and, in the case of the Issuing Bank, a Bank. Upon the acceptance of any appointment as Agent or Issuing Bank by a successor Agent or Issuing Bank, such successor Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers,



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

privileges, and duties of the retiring Agent or Issuing Bank, and the retiring Agent or Issuing Bank shall be discharged from any duties and obligations under this Agreement and the other Credit Documents after such acceptance, except that the retiring Issuing Bank shall remain the Issuing Bank with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any Agent's or Issuing Bank's resignation or removal hereunder as Agent or Issuing Bank, the provisions of this Article 7 shall inure to such Person's benefit as to any actions taken or omitted to be taken by such Person while such Person was Agent or Issuing Bank under this Agreement and the other Credit Documents.

ARTICLE 8.        MISCELLANEOUS.

         8.1 Expenses. The Borrower shall pay on demand of the applicable party specified herein (a) all reasonable out-of-pocket costs and expenses of the Agent and the Issuing Bank in connection with the preparation, due diligence, execution, delivery, syndication, administration, modification, and amendment of this Agreement and the other Credit Documents, including the reasonable fees and expenses of outside counsel for the Agent and the Issuing Bank, and (b) all out-of-pocket costs and expenses of the Agent, the Issuing Bank, and each Bank in connection with the preservation or enforcement of their respective rights under this Agreement and the other Credit Documents, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Agent, the Issuing Bank, and each Bank. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph and shall apply whether or not an initial extension of credit is made.

         8.2 Indemnification. The Borrower agrees to protect, defend, indemnify, and hold harmless the Agent, the Issuing Bank, each Bank, and each of their respective Related Parties (for the purposes of this Section 8.2, collectively, the "Indemnified Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and out-of-pocket costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by any Indemnified Party which are related to any litigation or proceeding relating to this Agreement, the Credit Documents, or the transactions contemplated thereunder, INCLUDING ANY INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Party's gross negligence or willful misconduct. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph.

         8.3 Modifications, Waivers, and Consents. No modification or waiver of any provision of this Agreement, the Revolving Loan Notes or any other Credit Document (other than the Autoborrow Agreement), nor any consent required under this Agreement, the Revolving Loan Notes, or any other Credit Document (other than the Autoborrow Agreement) shall be effective unless the same shall be in writing and signed by the Agent and Majority Banks and the Borrower, and then such modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no modification, waiver, or consent shall, unless in writing and signed by the Agent, all the Banks, and the Borrower do any of the following: (a) waive any of the conditions specified in Section 3.1 or 3.2, (b) increase the Revolving Loan Commitments of the Banks, (c) forgive or reduce the amount or rate of any principal, interest, or fees payable under the Credit Documents, or postpone or extend the time for payment thereof, (d) release any Guarantor from its guaranty obligations (except as otherwise permitted or required herein), or (e) change the percentage of Banks required to take any action under this Agreement or the Revolving Loan Notes, including any amendment of the definition of "Majority Banks" or this Section 8.3. No modification, waiver, or consent shall, unless in writing and signed by the Agent or the Issuing Bank affect the rights or obligations of the Agent or the Issuing Bank, as the case may be, under the Credit Documents. The Agent shall not modify or waive or grant any consent under any other Credit Document if such action would be prohibited under this Section
8.3 with respect to the Credit Agreement or the Revolving Loan Notes. The Autoborrow Agreement may not be amended, modified or supplemented nor may any waiver be granted thereunder without the express written consent of the Borrower and NationsBank.

         8.4 Survival of Agreements. All representations, warranties, and covenants of the Borrower in this Agreement and the Credit Documents shall survive the execution of this Agreement and the Credit Documents and any other document or agreement.

         8.5 Assignment and Participation. This Agreement and the Credit Documents shall bind and inure to the benefit of the Borrower and its respective successors and assigns and the Agent and the Banks and their respective successors and assigns. The Borrower may not assign its rights or delegate its duties under this Agreement or any Credit Document.

                  (a) Assignments. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loan Commitments, the Revolving Loan Advances owing to it, the Revolving Loan Notes held by it, and the participation interest in the Letters of Credit owned by
it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Agreement, (ii) assignments of Revolving Loan Commitments shall be made in minimum amounts of $5,000,000 and be made in integral multiples of $1,000,000 in excess thereof and the assigning Bank, if it retains any Revolving Loan

Commitments, shall maintain at least $5,000,000 in Revolving Loan Commitments,
(iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Revolving Loan Notes subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Agent) shall pay to the Agent a $5,000 administrative fee. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (b) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee shall, independently and without reliance upon the Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it shall perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (c) The Register. The Agent shall maintain at its address referred to in Section 8.6 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Revolving Loan Commitments of each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Issuing Bank, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the Revolving Loan Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed in the appropriate form, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Revolving Loan Notes a new Revolving Loan Note to the order of such Eligible Assignee in an amount equal to the Revolving Loan Commitment assumed by it pursuant to such Assignment and Acceptance and, if such Bank has retained any Revolving Loan Commitment hereunder, a new Revolving Loan Note to the order of such Bank in an amount equal to the Revolving Loan Commitment retained by it hereunder. Such new Revolving Loan Notes shall be dated the effective date of such Assignment and Acceptance and shall be in the appropriate form.

                  (e) Participation. Each Bank may sell participation to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loan Commitments, the Revolving Loan Advances owing to it, its participation interest in the Letters of Credit, and the Revolving Loan Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Revolving Loan Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Revolving Loan Notes for all purposes of this Agreement, (iv) the Borrower, the Agent, and the Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of the Revolving Loan Notes, reductions in fees or interest, extending the applicable maturity date, or releasing any collateral or guarantor (except to the extent otherwise permitted herein or in any of the other Credit Documents). The Borrower hereby agrees that participants shall have the same rights under Sections 2.5, 2.6, 2.7, 2.8, 2.9, and 8.2 as a Bank to the extent of their respective participation.

                  (f) Assignments or Pledges to Federal Reserve Banks. In addition to the foregoing rights of assignment and participation, any Bank may assign or pledge any portion of its rights under this Agreement (including the Revolving Loan Advances owed to such Bank) to any Federal Reserve Bank in accordance with applicable law without notice to or the consent of the Borrower or the Agent, provided that (i) such Bank shall not be relieved of its obligations under this Agreement as a result thereof and (ii) in no event shall the Federal Reserve Bank be entitled to direct the actions of the pledging or assigning Bank under this Agreement.

         8.6 Notice. All notices and other communications under this Agreement and the Revolving Loan Notes shall be in writing and mailed by certified mail (return receipt requested), telecopied, telexed, hand delivered, or delivered by a nationally recognized overnight courier, to the address for the appropriate party specified in Schedule I or at such other address as shall be designated by such party in a written notice to the other parties. Mailed notices shall be effective when received. Telecopied or telexed notices shall be effective when transmission is completed or confirmed by telex answerback. Delivered notices shall be effective when delivered by messenger or courier. Notwithstanding the foregoing, notices and communications to the Agent pursuant to Article 2 or 7 shall not be effective until received by the Agent.

         8.7 Choice of Law. This Agreement and the Revolving Loan Notes have been prepared, are being executed and delivered, and are intended to be performed in the State of Texas, and the substantive laws of the State of Texas and the applicable federal laws of the United States shall govern the validity, construction, enforcement, and interpretation of this Agreement and the Revolving Loan Notes; provided however, Chapter 15 of the Texas Credit Code does not apply to this Agreement or the Revolving Loan Notes. Each Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (1993 version).

         8.8 Forum Selection. THE BORROWER IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATED THERETO. THE BORROWER AGREES AND SHALL NOT CONTEST THAT PROPER FORUM AND VENUE FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO ARE IN THE COURTS OF THE STATE OF TEXAS IN HARRIS COUNTY, TEXAS, AND THE FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE FOREGOING BASED UPON CLAIMS THAT THE FOREGOING COURTS ARE AN INCONVENIENT FORUM.

         8.9 Service of Process. IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO, THE BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS OR NOTICE AND AGREES THAT SERVICE BY FIRST CLASS MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWER AT ITS ADDRESS FOR NOTICES HEREUNDER, OR ANY OTHER FORM OF SERVICE PROVIDED FOR IN THE TEXAS CIVIL PRACTICE LAW AND RULES THEN IN EFFECT SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE UPON THE BORROWER.

         8.10 Waiver of Jury Trial. THE BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO.

         8.11 Counterparts. This Agreement may be executed in multiple counterparts which together shall constitute one and the same instrument.

         8.12 No Further Agreements. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY
NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR
SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first above written.


                                       BORROWER:

                                       HYDROCHEM INDUSTRIAL SERVICES, INC.


                                       By: /s/ SELBY F. LITTLE, III.
                                          -------------------------------
                                          Name:    Selby F. Little, III
                                          Title:   Executive Vice President &
                                                   Chief Financial Officer

                                       AGENT:

                                       NATIONSBANK OF TEXAS, N.A., as Agent


                                       By: /s/ WILLIAM T. GRIFFIN, JR.
                                          -------------------------------
                                          William T. Griffin, Jr.
                                          Vice President

                                     BANKS:

                                     NATIONSBANK OF TEXAS, N.A.


                                     By: /s/William T. Griffin, Jr.
                                        -------------------------------
                                        William T. Griffin, Jr.
                                        Vice President

                                        Revolving Loan Commitment:  $25,000,000

                                                                     Exhibit A

                               FORM OF ACQUISITION
                                   CERTIFICATE


                                     [date]


NationsBank of Texas, N.A., as Agent
   for the financial institutions parties to the Credit Agreement referred to below
700 Louisiana, 7th Floor
Houston, Texas 77002

Attention:  Mr. William T. Griffin, Jr.

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement dated as of December 31, 1997 (as amended, modified, or supplemented from time to time, the "Credit Agreement", the defined terms of which are used herein unless otherwise defined herein), among HydroChem Industrial Services, Inc. (the "Borrower"), the financial institutions parties thereto, and NationsBank of Texas, N.A., as Agent for such financial institutions ("Agent").

The Borrower intends to make an Acquisition (the "Proposed Acquisition"), and in connection therewith hereby certifies the following to the Agent and the Banks:

         1. Attached hereto as Exhibit A is a summary of the Proposed Acquisition, including a description of the business operations and assets to be acquired and the consideration to be paid (including assumed indebtedness and liabilities and Debt issued in connection therewith), and such summary fairly presents the contemplated transaction.

         2. Attached hereto as Exhibit B are historical financial statements regarding the operations to be acquired in the Proposed Acquisition covering the period of the most recently completed four fiscal quarters of the Borrower, the Borrower's proposed adjustments to the historical financial statements reflecting nonrecurring expenses and income, and historical proforma financial statements for the operations to be acquired in the Proposed Acquisition giving effect to such adjustments. The Borrower's proposed adjustments to the historical financial statements and the historical proforma financial statements have been prepared in accordance with the requirements of the Credit Agreement, including Section
1.3 of the Credit Agreement.

         3. Attached hereto as Exhibit C are consolidated historical proforma financial statements for the Borrower for the most recently completed four fiscal quarters of the Borrower giving effect to the Proposed Acquisition as set forth in the historical proforma financial statements described in paragraph 2 above. The consolidated historical proforma financial statements have been prepared in accordance with the requirements of the Credit Agreement, including
Section 1.3 of the Credit Agreement.

         [4. Attached hereto as Exhibit D is a completed Borrowing Base and Compliance Certificate duly certified by a Responsible Officer of the Borrower, demonstrating the Borrower's compliance with the covenants contained in Section
5.5 of the Credit Agreement on a proforma basis after giving effect to the Proposed Acquisition in accordance with the consolidated historical proforma financial statements described in paragraph 3 above.]1

The Borrower represents and warrants that there are no contingent liabilities, including environmental liabilities, litigation liabilities, and assumed contractual liabilities, associated with the Proposed Acquisition that could reasonably be expected to cause a Material Adverse Change.

[The Borrower hereby requests the Agent's approval as required by Section [5.5(b)] [5.9(c)(iii)] of the Credit Agreement.]2

[The Borrower hereby further requests the following waivers and consents in connection with the Proposed Acquisition:]3

--------------------------
         1  Include if Acquisition requires approval under Section 5.5(b) or
            Section 5.9(c)(ii).
         2  Include if Acquisition requires approval under Section 5.5(b) or
            Section 5.9(c)(ii).
         3  Include if applicable.

                                                      Very truly yours,

                                            HYDROCHEM INDUSTRIAL SERVICES, INC.

                                                       By:
                                                          ---------------------
                                                       Name:
                                                            -------------------
                                                       Title:
                                                             ------------------

                                                                   Exhibit B



                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


                                     [date]


         Reference is made to the Credit Agreement dated as of December 31, 1997 (as the same may be amended, modified, or supplemented from time to time, "Credit Agreement"), among HydroChem Industrial Services, Inc., a Delaware corporation ("Borrower"), the financial institutions parties thereto ("Banks"), and NationsBank of Texas, N.A., as agent for the Banks ("Agent"). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.

         Pursuant to the terms of the Credit Agreement, [ ] ("Assignor"), wishes to assign and delegate to [ ] ("Assignee"), [ ]%1 of its rights and obligations under the Credit Agreement. Therefore, Assignor, Assignee, and Agent agree as follows:

                  i. The Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i), (ii), and (iii) of this Assignment and Acceptance, a [ ]% interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents as of the Effective Date (as defined below), including such percentage interest in the Assignor's Revolving Loan Commitment, the Revolving Loan Advances owing to the Assignor, the Assignor's ratable participation interest in the Letters of Credit, and the Revolving Loan Note[s] held by the Assignor.


--------
(1) Specify percentage to 4 decimal points.

                  ii. The Assignor (a) represents and warrants that, prior to executing this Assignment and Acceptance, its Revolving Loan Commitment is $[ ], the aggregate outstanding principal amount of Revolving Loan Advances owed by the Borrower to the Assignor is $[ ], and its ratable share of the Letter of Credit Exposure is $[ ]; (b) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; (d) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; and (e) attaches the Revolving Loan Note[s] referred to in clause (i) above and requests that the Agent exchange such Revolving Loan Note[s] for a new Revolving Loan Note dated [ ] made by [ ], in the principal amount of $[ ] payable to the order of the Assignee[, and a new Revolving Loan Note dated [ ], in the principal amount of $[ ] payable to the order of Assignor].

                  iii. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the Financial Statements referred to in Section 4.7 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and any other Credit Document as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform all of the obligations which by the terms of the Credit Agreement or any other Credit Document it is required to perform as a Bank; (e) specifies as its Applicable Lending Office and address for notices the offices set forth beneath its name on the signature pages hereof; (f) attaches the forms prescribed by the Internal Revenue Service of the

                           United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes and back-up withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Revolving Loan Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty(2); and (g) represents that it is an Eligible Assignee.

                  iv. The effective date for this Assignment and Acceptance shall be [ ] ("Effective Date")(3), and following the execution of this Assignment and Acceptance, the Agent will record it in the register.

                  v.       Upon such recording, and as of the Effective Date,
                  (i) the Assignee shall be a party to the Credit Agreement for all purposes and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights against the Borrowers pursuant to Section
                  8.1 and 8.2 of the Credit Agreement, which shall survive this Assignment and Acceptance) and be released from its obligations (other than obligations to the Agent pursuant to Section 7.5 and 7.6 of the Credit Agreement, which shall survive this Assignment and Acceptance) under the Credit Agreement.

                  vi. Upon such recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Loan Notes in respect of the interest assigned hereby (including all payments of principal, interest, and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments for amounts earned under the Credit Agreement and the Revolving Loan Notes for periods prior to the Effective Date directly between themselves.

                  vii. This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

--------
(2) If the Assignee is organized under the laws of a jurisdiction outside the United States.

(3) See Section 8.5 of the Credit Agreement. Such date shall be at least three Business Days after the execution of this Assignment and Acceptance.

         The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.

                                       ASSIGNOR:

                                       [ASSIGNOR]



                                       By:
                                          -------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------


                                       ASSIGNEE:

                                       [ASSIGNEE]



                                       By:
                                          -------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------

                                       Notice Address:

                                       Address:
                                               --------------------------

                                       ----------------------------------

                                       ----------------------------------

                                       Attention:
                                                 ------------------------
                                       Telephone:
                                                 ------------------------
                                       Telecopy:
                                                 ------------------------

                                       Applicable Lending Office:

                                       Address:
                                               -------------------------

                                               -------------------------

                                               -------------------------
                                       Attention:
                                                  ----------------------
                                       Telephone:
                                                  ----------------------
                                       Telecopy:
                                                  ----------------------

                                       AGENT:

                                       NATIONSBANK OF TEXAS, N.A.,
                                                as Agent



                                       By:
                                          ------------------------------
                                          William T. Griffin, Jr.
                                          Vice President

[ACKNOWLEDGED
this _____ day of _________________, ____.


BORROWER:

HYDROCHEM INDUSTRIAL SERVICES, INC.



By:
   -----------------------------------------------
Name:
     ---------------------------------------------
Title:                                               ]4
      --------------------------------------------


------------
(4) The Borrower's acknowledgement of this Assignment and Acceptance is not required after the occurrence and continuance of a Default.

                                                                     Exhibit C


                                     FORM OF
                    BORROWING BASE AND COMPLIANCE CERTIFICATE

                                     [date]



NationsBank of Texas, N.A., as Agent
   for the financial institutions parties to the Credit Agreement referred to below
700 Louisiana, 7th Floor
Houston, Texas 77002

Attention:  Mr. William T. Griffin, Jr.

Ladies and Gentlemen:

I refer to the Credit Agreement dated as of December 31, 1997 (as the same may be amended, modified, or supplemented from time to time, the "Credit Agreement", the defined terms of which are used herein unless otherwise defined herein) among HydroChem Industrial Services, Inc. (the "Borrower"), the financial institutions parties thereto, and NationsBank of Texas, N.A., as Agent for such financial institutions.

I hereby certify that I have no knowledge of any Defaults by the Borrower in the observance of any of the provisions in the Credit Agreement which existed as of [_______________] or which exist as of the date of this letter.

I also certify that the accompanying consolidated Financial Statements present fairly, in all material respects, the consolidated financial condition of the Borrower as of [_______________], and the related results of operations for the [_______________] then ended, in conformity with generally accepted accounting principles.

The following sets forth the information and computations to demonstrate the calculation of the Borrowing Base as of [______________] and to demonstrate compliance with the requirements of Section 5.5 of the Credit Agreement as of [_______________]:



I.       Borrowing Base

         A.       Eligible Accounts                                                   $
                                                                                      --------------------
         B.       .85                                                                                  .85
                                                                                      --------------------

         C.       Eligible Inventory                                                  $
                                                                                      --------------------

         D.       .60                                                                                  .60

         E.       Borrowing Base                                                      $
                  (AxB) + (CxD)                                                       --------------------


II.      Compliance Certificate

         A.       Section 5.5(a) Net Worth

                  1.       $15,000,000                                                $         15,000,000
                                                                                      --------------------
                  2.       50% of cumulative quarterly consolidated
                           net income of Borrower since September 30, 1997 for
                           each fiscal quarter ending after that date during
                           which Borrower has positive consolidated net income        $
                                                                                      --------------------
                  3.       80% of net proceeds resulting from any sale or
                           issuance of any stock of Borrower or its
                           Subsidiaries since September 30, 1997                     $
                                                                                      --------------------
                  4.       Minimum Net Worth requirement =
                           A.1 + A.2 + A.3                                           $
                                                                                      --------------------

                  5.       Actual Net Worth                                          $
                                                                                      --------------------

         B.       Section 5.5(b) Maximum Funded Debt to Proforma EBITDA Ratio

                  1.       consolidated Funded Debt as of fiscal quarter
                           then ended                                                 $
                                                                                      --------------------
                  2.       consolidated EBITDA for preceding
                           four fiscal quarters                                       $
                                                                                      --------------------
                  3.       ratio B.1 / B.2                                                   to 1.00
                                                                                      ---------------
                  4.       maximum permitted
                           a.       prior to and including 12/31/98                     6.00 to 1.00
                           b.       thereafter                                          5.50 to 1.00

         C.       Section 5.5(c) Minimum Fixed Charge Coverage Ratio

                  1.       consolidated EBITDA for preceding
                           four fiscal quarters                                       $
                                                                                      --------------------




                  2.       consolidated cash taxes paid for preceding
                           four fiscal quarters                                       $
                                                                                      ---------------
                  3.       Capital Expenditures for preceding
                           four fiscal quarters                                       $
                                                                                      ---------------
                  4.       consolidated interest expense for preceding
                           four fiscal quarters                                       $
                                                                                      ---------------
                  5.       capitalized interest for preceding
                           four fiscal quarters                                       $
                                                                                      ---------------
                  6.       consolidated scheduled principal payments on
                           long term debt (INCLUDING CAPITAL LEASES) for
                           preceding four fiscal quarters                             $
                                                                                      ---------------
                  7.       cash dividends made in preceding
                           four fiscal quarters                                       $
                                                                                      ---------------
                  8.       ratio = (C.1 - C.2 - C.3) / (C.4 + C.5 + C.6 + C.7)                to 1.00
                                                                                       ------
                  9.       minimum required:                                             1.00 to 1.00

         D.       Section 5.5(d) Minimum Interest Charge Coverage Ratio

                  1.       consolidated EBIT for
                           preceding four fiscal quarters                             $
                                                                                      ---------------
                  2.       consolidated interest expense for preceding
                           four fiscal quarters                                       $
                                                                                      ---------------
                  3.       capitalized interest for preceding
                           four fiscal quarters                                       $
                                                                                      ---------------
                  4.       ratio = (D.1)/(D.2 + D.3)                                          to 1.00
                                                                                       ------
                  5.       minimum required:
                           to and including December 31, 1998                            1.00 to 1.00
                           thereafter                                                    1.15 to 1.00

                                     Very truly yours,


                                     -----------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                           -----------------------------

                                                                     Exhibit D


                                     FORM OF
                         CONTINUATION/CONVERSION REQUEST


                                     [date]


NationsBank of Texas, N.A.,
  as Agent
Attn:    William T. Griffin, Jr.
700 Louisiana, 7th Floor
Houston, Texas 77002
Telephone:        713-247-7756
Telecopy:         713-247-7748

Ladies and Gentlemen:

The undersigned, HydroChem Industrial Services, Inc., a Delaware corporation (the "Borrower"), refers to the Credit Agreement dated as of December 31, 1997 (as the same may be amended, modified, or supplemented from time to time, the "Credit Agreement," the defined terms of which are used in this Continuation/Conversion Request unless otherwise defined in this Continuation/Conversion Request), among the Borrower, the financial institutions parties thereto ("Banks"), and NationsBank of Texas, N.A., as agent for the Banks ("Agent"), and hereby gives you irrevocable notice pursuant to Section 2.4(a)(ii) of the Credit Agreement that the undersigned hereby requests a [conversion][continuation] of [outstanding Revolving Loan Borrowings][an outstanding Revolving Loan Borrowing] into a new Revolving Loan Borrowing (the "Proposed Borrowing") on the terms set forth below:

         Outstanding Revolving Loan Borrowing #1
         Date of Revolving Loan Borrowing:
         Type of Tranche:
         Aggregate Amount(1)
           for Continuation/
           Conversion:
         Interest Period:

         [Outstanding Revolving Loan Borrowing #2
         Date of Revolving Loan Borrowing:
         Type of Tranche            :
         Aggregate Amount(1)
           for Continuation/
           Conversion               :
         Interest Period            :]

--------
     (1) The Aggregate Amount for Conversion with respect to Tranches must be in an amount at least equal to $300,000 or in integral multiples of $100,000 in excess thereof. No continuation or conversion may be made if such continuation or conversion would cause the aggregate amount of any LIBOR Tranche to be less than $300,000 or all Prime Rate Tranches to be less than $100,000.

         Proposed Borrowing
         Date of Continuation
             or Conversion(2)                 :
         Type of Tranche(3)                   :
         Aggregate Amount(4)                  :
         Interest Period(5)                   :

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

         (a) the representations and warranties contained in the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing; and

--------
     (2) The date of the proposed continuation or conversion must be a Business Day. The Borrower must give three Business Days' advance notice for conversions into or continuations of Revolving Loan Borrowings comprised of LIBOR Tranches.

     (3) The Type of Tranches comprising a Proposed Borrowing may be Prime Rate Tranches or LIBOR Tranches.

     (4) The Aggregate Amount of the Proposed Borrowing must be in an amount at least equal to $300,000 or in integral multiples of $100,000 in excess thereof in the case of LIBOR Tranches and must be in an amount at least equal to $100,000 or in integral multiples of $100,000 in excess thereof. No continuation or conversion may be made if such continuation or conversion would cause the aggregate amount of any LIBOR Tranche to be less than $300,000 or all Prime Rate Tranches to be less than $100,000.

     (5) The Interest Period applies only to Revolving Loan Borrowings comprised of LIBOR Tranches and may be one, two, three, or six months. Insert "N/A" for Revolving Loan Borrowings comprised of Prime Rate Tranches.

         (b) no Default has occurred and remains uncured, nor would result from the Proposed Borrowing.


                                       Very truly yours,

                                       HYDROCHEM INDUSTRIAL
                                       SERVICES, INC.


                                       By:
                                           --------------------------
                                       Name:
                                            -------------------------
                                       Title:
                                             ------------------------

                                                                     Exhibit E

                                FORM OF GUARANTY


         This Guaranty dated as of December 31, 1997 ("Agreement"), is made by the undersigned subsidiaries of HydroChem Industrial Services, Inc., a Delaware corporation, (each a "Guarantor") in favor of NationsBank of Texas, N.A., in its capacity as agent ("Agent") for certain financial institutions which are or may become parties to the Credit Agreement described below.

                                  INTRODUCTION

         This Agreement is given in connection with the Credit Agreement dated as of December 31, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement", the defined terms of which are used herein unless otherwise defined herein) among HydroChem Industrial Services, Inc., a Delaware corporation ("Borrower"), certain financial institutions which are or may become parties thereto ("Banks"), and the Agent. Each Guarantor is a Subsidiary of the Borrower. Because each Guarantor receives and, as a result of its ownership by the Borrower, expects to continue to receive financial and management support from the Borrower, each Guarantor will obtain substantial benefit from the extensions of credit expected to be made to the Borrower under the Credit Agreement.

         Therefore, to induce the Agent and the Banks to enter into the Credit Agreement, the Guarantors jointly and severally agree with the Agent as follows:

Section 1. Guaranty. The Guarantors irrevocably and jointly and severally guarantee to the Agent the full payment when due of (a) all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower to the Agent and the Banks (and with respect to the Interest Hedge Agreements, the Banks and their Affiliates) under the terms of the Credit Agreement, the Autoborrow Agreement and the other Credit Documents, including amounts owed under the terms of the Credit Agreement and the other Credit Documents for which the Borrower has obtained relief under bankruptcy or other laws providing for relief from creditors, and (b) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations

(collectively, the "Guaranteed Obligations"). This is a guaranty of payment and not merely a guaranty of collection, and each Guarantor is liable as a primary obligor. If any of the Guaranteed Obligations are not punctually paid when due, whether by maturity, acceleration, or otherwise, and the Agent shall notify any Guarantor of such default and make demand for payment hereunder, such Guarantor shall immediately pay to the Agent the full amount of the Guaranteed Obligations which are due and payable. Each Guarantor shall make each payment to the Agent in U.S. Dollars in immediately available funds as directed by the Agent. The Agent is hereby authorized at any time following any demand for payment hereunder to set off and apply any indebtedness owed by the Agent to any Guarantor against any and all of the obligations of such Guarantor under this Agreement. The Agent agrees to promptly notify such Guarantor after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

Section 2.        Guaranty Absolute.

         2.1 This Agreement shall be deemed accepted by the Agent for the benefit of itself and the Banks upon receipt, and the obligations of the Guarantors under this Agreement are effective immediately and are continuing and cover all Guaranteed Obligations arising prior to and after the date hereof. This Agreement may not be revoked by any Guarantor and shall continue to be effective with respect to Guaranteed Obligations arising or created after any attempted revocation by any Guarantor.

         2.2 Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Credit Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Banks with respect thereto. Each Guarantor agrees that such Guarantor's obligations under this Agreement shall not be released, diminished, or impaired by, and waives any rights which such Guarantor might otherwise have which relate to:

                  (a) Any lack of validity or enforceability of the Guaranteed Obligations, any Credit Document, or any other agreement or instrument relating thereto; any increase, reduction, extension, or rearrangement of the Guaranteed Obligations; any amendment, supplement, or other modification of the Credit Documents; any waiver or consent granted under the Credit Documents, including waivers of the payment and performance of the Guaranteed Obligations; or any sale, assignment, delegation, or other transfer of the Guaranteed Obligations or the Credit Documents;

                  (b) Any grant of any security or support for the Guaranteed Obligations or any impairment of any security or support for the Guaranteed Obligations, including any full or partial release of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; any change in the organization or structure of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; or the insolvency, bankruptcy, liquidation, or dissolution of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations;

                  (c) The manner of applying payments on the Guaranteed Obligations or the proceeds of any security or support for the Guaranteed Obligations against the Guaranteed Obligations;

                  (d) The failure to give notice of the occurrence of any of the events or actions referred to in this Section 2.2, notice of any default or event of default, however denominated, under the Credit Documents, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of action to enforce the payment or performance of the Guaranteed Obligations, notice of any sale or foreclosure of any collateral for the Guaranteed Obligations, notice of any transfer of the Guaranteed Obligations, notice of the financial condition of or other circumstances regarding the Borrower, any Guarantor, or any other Person liable for the Guaranteed Obligations, or any other notice of any kind relating to the Guaranteed Obligations (and the parties intend that no Guarantor shall be considered a "Debtor" as defined in Section 9.105 of the Texas Business and Commerce Code for the purpose of notices required to be given to a Debtor thereunder); or

                  (e) Any other action taken or omitted which affects the Guaranteed Obligations, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof--it is the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not particularly described herein.

         2.3 This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment on the Guaranteed Obligations must be refunded for any reason including any bankruptcy proceeding. In the event that the Agent or any Bank must refund any payment received against the Guaranteed Obligations, any prior release from the terms of this Agreement given to any Guarantor by the Agent shall be without effect, and this Agreement shall be reinstated in full force and effect. It is the intention of each Guarantor that such Guarantor's obligations hereunder shall not be discharged except by final payment of the Guaranteed Obligations.

         2.4 (a) Each Guarantor is a Subsidiary of the Borrower and receives and, because of its ownership by the Borrower, expects to continue to receive business opportunities, financial support, and management support from the Borrower. Each Guarantor has agreed to enter into this Agreement so that the Borrower can receive the benefits of the Guaranteed Obligations and continue to provide these services to such Guarantor.

                  (b) In consummating the transactions contemplated by the Credit Documents, no Guarantor intends to disturb, delay, hinder, or defraud either present or future creditors of such Guarantor. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of the security and support for the payment and performance of the Guaranteed Obligations. Based upon such examination, and taking into account the fairly discounted value of such Guarantor's contingent obligations under this Agreement and the value of the subrogation and contribution claims such Guarantor could make in connection with this Agreement, and assuming each of the transactions contemplated by the Credit Documents is consummated and the Borrower makes full use of the credit facilities thereunder, the present realizable fair market value of the assets of such Guarantor exceeds the total obligations of such Guarantor, and such Guarantor is able to realize upon its assets and pay its obligations as such obligations mature in the normal course of business.

                  (c) If notwithstanding the foregoing it is judicially determined with respect to any Guarantor that entering into this Agreement would violate Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law, then such Guarantor shall be liable under this Guaranty only for amounts aggregating up to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

                  (d) Each Guarantor agrees that each Guarantor shall have rights of contribution and subrogation against each other Guarantor with respect to any payments made in connection with the Guaranteed Obligations.

Section 3.        Unimpaired Collection.

         3.1 There are no conditions precedent to the enforcement of this Agreement, except as expressly contained herein. It shall not be necessary for the Agent, in order to enforce payment by any Guarantor under this Agreement, to show any proof of the Borrower's default, to exhaust the Agent's remedies against the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, to enforce any security or support for the payment or performance of the Guaranteed Obligations, or to enforce any other means of obtaining payment or performance of the Guaranteed Obligations. Each Guarantor waives any rights under Chapter 34 of the Texas Business and Commerce Code, Section 17.001 of the Texas Civil Practice and Remedies Code, and Rule 31 of the Texas Rules of Civil Procedure related to the foregoing. Neither the Agent nor the Banks shall be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

         3.2 With respect to each Guarantor, all Subordinated Obligations of such Guarantor (as defined below) shall be subordinate and junior in right of payment and collection to the payment and collection in full of all Guaranteed Obligations as described below:

                  (a) As used herein, the term "Subordinated Obligations" for such Guarantor means: (i) all present and future indebtedness, liabilities, and obligations of any kind owed by the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations to such Guarantor, including debt obligations, equity obligations, and other contractual obligations requiring payments of any kind to be made to such Guarantor and including any right of subrogation (including any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. ss. 509, or under Chapter 34 of the Texas Business and Commerce Code), contribution, indemnification, reimbursement, exoneration, or any right to participate in any claim or remedy of the Agent against the Borrower, any Guarantor, or any Person liable for the payment or performance of the Guaranteed Obligations, or any collateral which the Agent now has or may acquire, and (ii) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations.

                  (b) Until all Guaranteed Obligations have been irrevocably paid in full (and therefore the payment thereof is no longer subject to being set aside or returned under the law), such Guarantor agrees not to take any action to enforce payment of the
                                       -5-

Subordinated Obligations of such Guarantor, but this standstill is not intended as a permanent waiver of the subrogation, contribution, indemnification, reimbursement, exoneration, participation, or other rights of such Guarantor.

                  (c) Upon any receivership, insolvency proceeding, bankruptcy proceeding, assignment for the benefit of creditors, reorganization, arrangement with creditors, sale of assets for creditors, dissolution, liquidation, or marshaling of the assets of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, all amounts due with respect to the Guaranteed Obligations shall be paid in full before such Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations of such Guarantor, and all payments to which such Guarantor would be entitled to collect or receive on the Subordinated Obligations of such Guarantor shall be paid over to the Agent for application to the Guaranteed Obligations.

                  (d) Following notice from the Agent to the Borrower that an Event of Default exists and that no further payments shall be made on the Subordinated Obligations of such Guarantor, all amounts due with respect to the Guaranteed Obligations shall be paid in full before such Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations of such Guarantor.

                  (e) Any lien, security interest, or assignment securing the repayment of the Subordinated Obligations of such Guarantor shall be fully subordinate to any lien, security interest, or assignment in favor of the Agent which secures the Guaranteed Obligations. At the request of the Agent, such Guarantor will take any and all steps necessary to fully evidence the subordination granted hereunder, including amending or terminating financing statements and executing and recording subordinations of liens.

                  (f) This is an absolute and irrevocable agreement of subordination and the Agent may, without notice to such Guarantor, take any action described in Section 2.2 without impairing or releasing the obligations of such Guarantor hereunder.

                  (g) Such Guarantor shall not assign or otherwise transfer to any other Person any interest in the Subordinated Obligations of such Guarantor without the prior written permission of the Agent and unless such Guarantor causes the assignee or other transferee to execute and deliver to the Agent a subordination agreement in substantially the form of the subordination provisions in this Agreement.

                  (h) If any amount shall be paid to such Guarantor in violation of this Section 3.2, such amount shall be held in trust for the benefit of the Agent and immediately turned over to the Agent, with any necessary endorsement, to be applied to the Guaranteed Obligations.

Section 4.        Miscellaneous.

         4.1 Each Guarantor hereby affirms and shall comply with the representations, warranties, and covenants made by the Borrower in the Credit Agreement to the extent that such representations, warranties, and covenants are applicable to such Guarantor, including all of the covenants in Section 5 of the Credit Agreement.

         4.2 Each Guarantor shall pay to the Agent on demand (without duplication) (a) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement and the other Credit Documents to which such Guarantor is a party, including the reasonable fees and out-of-pocket expenses of outside counsel for the Agent with respect to advising the Agent as to its rights and responsibilities under this Agreement and the Credit Documents to which such Guarantor is a party, and (b) all costs and expenses of the Agent and the Banks in connection with the preservation or enforcement of the Agent's rights under this Agreement and the other Credit Documents to which such Guarantor is a party, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Agent. The provisions of this paragraph shall survive any purported termination of this Agreement and the Credit Documents that does not expressly reference this paragraph.

         4.3 Each Guarantor agrees to protect, defend, indemnify, and hold harmless the Agent, each Bank, and each of their respective Related Parties (collectively, the "Indemnified Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and costs and expenses (without duplication), including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by the Indemnified Parties which are related to any litigation or proceeding relating to this Agreement, the Credit Documents, or the transactions contemplated thereunder, INCLUDING INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Party's gross negligence or willful misconduct. The provisions of this paragraph shall survive any purported termination of this Agreement and the Credit Documents that does not expressly reference this paragraph.

         4.4 Each Guarantor agrees that this Agreement shall be governed by the laws of the State of Texas. If any provision in this Agreement is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All representations, warranties, and covenants of any Guarantor in this Agreement shall survive the execution of this Agreement and any other contract or agreement. If a due date for an amount payable is not specified in this Agreement, the due date shall be the date on which the Agent demands payment therefor. The Agent's remedies under this Agreement and the Credit Documents to which any Guarantor is a party shall be cumulative, and no delay in enforcing this Agreement and the Credit Documents to which such Guarantor is a party shall act as a waiver of the Agent's rights thereunder. The provisions of this Agreement may be waived or amended only in a writing signed by the party against whom enforcement is sought. This Agreement shall bind and inure to the benefit of each Guarantor and the Agent, the Banks and their respective successors and assigns. Each Guarantor may not assign its rights or delegate its duties under this Agreement. The Agent may assign its rights and delegate its duties under this Agreement in accordance with the terms of the Credit Agreement. This Agreement may be executed in multiple counterparts each of which shall constitute one and the same agreement. Unless otherwise specified, all notices and other communications between such Guarantor and the Agent provided for in this Agreement and the Credit Documents to which such Guarantor is a party shall be in writing, including telecopy, and delivered or transmitted to the addresses set forth below, or to such other address as shall be designated by such Guarantor or the Agent in written notice to the other party. All such notices shall be effective at the times provided for in Section
8.6 of the Credit Agreement.

If to any Guarantor:

         [Guarantor]
         c/o HydroChem Industrial Services, Inc.
         6210 Rothway
         Houston, Texas  77040
         Attn:  Chief Financial Officer
         telephone:  (713) 462-2130
         telecopier:  (713) 329-2440

If to the Agent:

         NationsBank of Texas, N.A.,
         700 Louisiana, 7th Floor
         Houston, Texas 77002
         Attn:  Mr. William T. Griffin, Jr., Vice President
         telephone:  713-247-7457
         telecopier:  713-247-7748

         4.5 Any present or future Subsidiary of the Borrower may become a Guarantor under and a party to this Agreement by executing and delivering to the Agent a Joinder Agreement in accordance with Section 5.19 of the Credit Agreement or by otherwise assuming in writing in favor of the Agent the liabilities of a Guarantor under this Agreement. Upon execution and delivery of a Joinder Agreement or otherwise assuming the liabilities of a Guarantor under this Agreement such Subsidiary shall be deemed to be a Guarantor under this Agreement and a party to this Agreement for all purposes hereunder.

         4.6 WAIVER OF JURY TRIAL. EACH GUARANTOR IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING
OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS
RELATING THERETO.



               [the remainder of this page is intentionally blank]

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         EXECUTED as of the date first above written.


                                       [SUBSIDIARIES]


                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                                                                       EXHIBIT F

                                    FORM OF
                        REVOLVING LOAN BORROWING REQUEST

                                     [date]


NationsBank of Texas, N.A.,
  as Agent
Attn: Mr. William T. Griffin, Jr.
700 Louisiana, 7th Floor
Houston, Texas 77002
Telephone:  713-247-7756
Telecopy:   713-247-7748

Ladies and Gentlemen:

The undersigned, HydroChem Industrial Services, Inc. a Delaware corporation ("Borrower"), refers to the Credit Agreement dated as of December 31, 1997 (as the same may be amended, modified, or supplemented from time to time, the "Credit Agreement," the defined terms of which are used in this Borrowing Request unless otherwise defined in this Borrowing Request) among the Borrower, the financial institutions parties thereto ("Banks"), and NationsBank of Texas, N.A., as agent for the Banks ("Agent"), and hereby gives you irrevocable notice pursuant to Section 2.1(b)(i) of the Credit Agreement that the undersigned hereby requests a Revolving Loan Borrowing (the "Proposed Borrowing") on the terms set forth below:

          Date of Revolving Loan Borrowing(1)          :
          Type of Tranche(2)                           :
          Aggregate Amount(3)                          :
          Interest Period (4)                          :



--------------------------

     (1) The Date of Revolving Loan Borrowing for the Proposed Borrowing must be a Business Day. The Borrower must give three Business Days' advance notice for Revolving Loan Borrowings including LIBOR Tranches or same day notice for Revolving Loan Borrowings including only Prime Rate Tranches.

     (2) The Type of Tranches comprising the Proposed Borrowing may be Prime Rate Tranches or LIBOR Tranches subject to the provisions of Section 2.4(a)(i).

     (3) The Aggregate Amount of the Proposed Borrowing must be in a minimum amount of (a) in the case of LIBOR Tranches, $300,000 and in multiples of $100,000 in excess thereof and (b) in the case of Prime Rate Tranches, $100,000 and in integral multiples of $100,000 in excess thereof.

     (4) The Interest Period applies only to Revolving Loan Borrowings including LIBOR Tranches and may be one, two, three, or six months. Insert "N/A" for Revolving Loan Borrowings including any Prime Rate Tranches.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (a) the representations and warranties contained in the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom, as though made on the Proposed Borrowing;

          (b) no Default has occurred and remains uncured, nor would any Default result from the Proposed Borrowing or from the application of the proceeds therefrom; and

          (c) following the making of the proposed Revolving Loan Borrowing and all other Revolving Loan Borrowings to be made on the same day to the Borrower, the aggregate outstanding principal amount of the Revolving Loan plus the aggregate outstanding principal amount of the Autoborrow Advances plus the Letter of Credit Exposure shall not exceed the aggregate amount of the Revolving Loan Commitments.

                                        Very truly yours,

                                        HYDROCHEM INDUSTRIAL
                                        SERVICES, INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                                                     Exhibit G


                                     FORM OF
                               REVOLVING LOAN NOTE
                                  ([Bank Name])


$[Amount]                        Houston, Texas                          [date]


         For value received, the undersigned HYDROCHEM INDUSTRIAL SERVICES, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of [Bank Name] ("Bank"), the principal amount of [Amount] ($[ ]) or, if less, the aggregate outstanding principal amount of the Revolving Loan Advances (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower, together with accrued but unpaid interest on the principal amount of each such Revolving Loan Advance from the date of such Revolving Loan Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

         This Revolving Loan Note is one of the Revolving Loan Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of December 31, 1997 (as the same may be amended, modified, or supplemented from time to time, the "Credit Agreement"), among the Borrower, the financial institutions parties thereto ("Banks"), and NationsBank of Texas, N.A., as agent for the Banks ("Agent"). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement. The Credit Agreement (a) provides for, among other things, the making of Revolving Loan Advances by the Bank to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Revolving Loan Advance being evidenced by this Revolving Loan Note, and (b) contains provisions for, among other things, acceleration of the maturity of this Revolving Loan Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Revolving Loan Note upon the terms and conditions specified in the Credit Agreement.

         Both principal and interest are payable to the Agent in the currency, at the times, in the locations, and in the manner specified in the Credit Agreement. The Bank shall record all Revolving

Loan Advances and payments of principal made under this Revolving Loan Note, but no failure of the Bank to make such recordings shall affect the Borrower's repayment obligations under this Revolving Loan Note.

         It is contemplated that because of prepayments there may be times when no indebtedness is owed under this Revolving Loan Note. Notwithstanding such prepayments, this Revolving Loan Note shall remain valid and shall be in force as to Revolving Loan Advances made pursuant to the Credit Agreement after such prepayments.

         It is the intention of the Bank and the Borrower to conform strictly to any applicable usury laws. Accordingly, the terms of the Credit Agreement relating to the prevention of usury will be strictly followed.

         EXECUTED as of the date first above written.


                                            HYDROCHEM INDUSTRIAL
                                            SERVICES, INC.



                                            By:
                                                -----------------------------
                                            Name:
                                                  ---------------------------
                                            Title:
                                                   --------------------------

                                                                    Exhibit H

                                CLOSING DOCUMENTS

                               Credit Provided by
                 NationsBank of Texas, N.A., as Agent and Bank,
                     for HydroChem Industrial Services, Inc.


                                        [effective date]

         Agent             =       NationsBank of Texas, N.A.
         Banks             =       NationsBank of Texas, N.A.
         Borrower          =       HydroChem Industrial Services, Inc.
         B&P               =       Bracewell & Patterson, L.L.P.



         Responsible
           Party                              Credit Documents
           -----                              ----------------

1.       B&P                        Credit Agreement dated as of December
                                    31, 1997, among the Borrower, the Banks, and
                                    the Agent providing for a $25,000,000 senior
                                    revolving credit facility.

         B&P                        Exhibit A    -    Form of Acquisition Certificate
         B&P                        Exhibit B    -    Form of Assignment and Acceptance
         B&P                        Exhibit C    -    Form of Borrowing Base and Compliance
                                                      Certificate
         B&P                        Exhibit D    -    Form of Continuation/Conversion Request
         B&P                        Exhibit E    -    Form of Guaranty
         B&P                        Exhibit F    -    Form of Revolving Loan Borrowing Request
         B&P                        Exhibit G    -    Form of Revolving Loan Note
         B&P                        Exhibit H    -    Closing Document List
         B&P                        Exhibit I    -    Form of Joinder Agreement
         B&P                        Schedule I   -    Administrative Information (Borrower and
                                                      Bank)

         Borrower                   Schedule II  -    Disclosures (Existing Other Debt and Existing
                                                      Subsidiaries)



2.       B&P                        Promissory Note, dated as of December
                                    31, 1997, made by the Borrower and payable
                                    to the order of Bank in the original
                                    principal amount of $25,000,000.

3.       Agent                      Autoborrow Service Agreement dated as
                                    of December 31, 1997, between the Borrower
                                    and NationsBank.

4.       B&P                        Guaranty Agreement dated as of December
                                    31, 1997, among the Subsidiaries of the
                                    Borrower and the Agent.


                                                Corporate Documents


5.       Borrower                   Opinion of Cassell & Stone, L.L.P. regarding
                                    the existence and good standing of the
                                    Borrower and its Subsidiaries the
                                    authorization of the Credit Documents by the
                                    Borrower and its Subsidiaries the
                                    enforceability of the Credit Documents, the
                                    absence of conflicting agreements, the
                                    absence of litigation, and certain other
                                    matters as described therein.


6.       Borrower                   Certificate of Assistant Secretary of the
                                    Borrower certifying such corporation's
                                    articles, bylaws, and resolutions and such
                                    corporation's existence and good standing in
                                    its state of incorporation and qualification
                                    and good standing in material jurisdictions
                                    where it conducts business.

                                    Exhibit A -  Articles/Certificates of Incorporation
                                    Exhibit B -  Bylaws
                                    Exhibit C -  Resolutions
                                    Exhibit D -  Certificates of Existence and Good Standing;
                                                 Qualification and Good Standing


7.       Borrower                   Certificate of Assistant Secretary of each
                                    of the Subsidiaries of the Borrower
                                    certifying each such corporation's articles,
                                    bylaws, and resolutions and each such
                                    corporation's existence and good standing in
                                    its state of incorporation and qualification
                                    and good standing in material jurisdictions
                                    where it conducts business.

                                    Exhibit A -  Articles/Certificates of Incorporation




                                    Exhibit B -   Bylaws
                                    Exhibit C -   Resolutions
                                    Exhibit D -   Certificates of Existence and Good Standing;
                                                  Qualification and Good Standing

8.       Borrower                   Lien Releases


                                                     Indenture


9.       Borrower                   Certified copy of the Indenture dated as of
                                    August 1, 1997 among the Borrower, HydroChem
                                    International, Inc., as Guarantor, and
                                    Norwest Bank, Minnesota, N.A., as Trustee,
                                    governing the 103/8 Series B Senior
                                    Subordinated Notes due August 1, 2007,
                                    together with a certified copy of all
                                    amendments or modifications of such
                                    Indenture.




                                                                   Exhibit I


                                     FORM OF
                                JOINDER AGREEMENT
                                 ([Subsidiary])


         [Subsidiary], a [         ] corporation (the "Subsidiary"), hereby
agrees with (a) NationsBank of Texas, N.A., as Agent (the "Agent"), under the Credit Agreement dated as of December 31, 1997 among HydroChem Industrial Services, Inc. a Delaware corporation, the financial institutions parties thereto, as Banks, and the Agent (as amended, modified, or supplemented from time to time, the "Credit Agreement," the capitalized terms of which are used herein unless otherwise defined herein), and (b) the other parties to the Guaranty dated as of December 31, 1997 executed in connection with the Credit Agreement, as follows:

         In accordance with Section 5.19 of the Credit Agreement, the Subsidiary hereby (a) joins the Guaranty as a party thereto and assumes all the obligations of a Guarantor (as defined in the Guaranty) under the Guaranty, (b) agrees to be bound by the provisions of the Guaranty as if the Subsidiary had been an original party to the Guaranty, and (c) confirms that, after joining the Guaranty as set forth above, the representations and warranties set forth in the Credit Agreement and the Guaranty with respect to the Subsidiary are true and correct in all material respects as of the date of this Joinder Agreement.

         For purposes of notices under the Guaranty, the notice address for the Subsidiary is as follows:

                  --------------------------
                  --------------------------
                  --------------------------
                  Attention: ---------------
                  Telephone: (   )----------
                  Telecopy:  (   )----------

         THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY
EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS
OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF this Joinder Agreement is executed and delivered as of the ___ day of ________, 19__.

                                       [SUBSIDIARY]



                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------





                                      -2-